SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                PRELIMINARY

                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[X]      Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                         CBL & ASSOCIATES PROPERTIES, INC.
                ________________________________________________
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[  ]     Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4)
         and 0-11.

 1)      Title of each class of securities to which transaction applies:

 2)      Aggregate number of securities to which transaction applies:

 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 4)      Proposed maximum aggregate value of transaction:

 5)      Total Fee paid:


[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1)      Amounts Previously Paid:

 2)      Form, Schedule or Registration Statement No.:

 3)      Filing Party:

 4)      Date Filed:

               PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION


                [Letterhead of CBL & Associates Properties, Inc.]
                              CBL Center, Suite 500
                          2030 Hamilton Place Boulevard
                           Chattanooga, TN 37421-6000






                                March 18, 2003



Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders which will be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee, on Monday, May 5, 2003 at 4:00 p.m.(EDT).

     The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations and there will be an opportunity for discussion concerning the Company and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

     I look forward to personally meeting all stockholders who are able to attend.

                               Sincerely,


                                /s/ Charles B. Lebovitz

                               Chairman of the Board and
                               Chief Executive Officer


Phone 423 / 855-0001 Fax 423 490 8662

                      CBL & ASSOCIATES PROPERTIES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                May 5, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CBL & Associates Properties, Inc., a Delaware corporation (the "Company"), will be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee, on Monday, May 5, 2003 at 4:00 p.m. (EDT) for the following purposes:

1. To re-elect three directors to serve for a term of three years and until their respective successors are elected and qualified;

2. To act upon a proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's preferred stock, $.01 par value, from 5,000,000 shares to 15,000,000 shares;

3. To act upon a proposal to approve the adoption of an Amended and Restated Stock Incentive Plan for the Company (herein referred to as the "Amended and Restated Stock Incentive Plan" and sometimes as the "Amended and Restated Plan");

4. To act upon a proposal to ratify the selection of Deloitte & Touche LLP as the independent public accountants for the Company's fiscal year ending December 31, 2003; and

5. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     In accordance with the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on March 10, 2003 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement.

     Whether or not you plan to attend the meeting, we urge you to sign, date and promptly return the enclosed Proxy in order to ensure representation of your shares. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Returning your Proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your Proxy is revocable at your option.

                       By Order of the Board of Directors


                       /s/ Stephen D. Lebovitz

                       President and Secretary



Chattanooga, Tennessee
March 18, 2003

                               PROXY STATEMENT

                      CBL & ASSOCIATES PROPERTIES, INC.
                          2030 Hamilton Place Blvd.
                                  Suite 500
                                 CBL Center
                        Chattanooga, Tennessee 37421

                        ANNUAL MEETING OF STOCKHOLDERS
                                 May 5, 2003


                                   PROXIES


     The enclosed proxy is solicited by and on behalf of the Board of Directors of CBL & Associates Properties, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders (the "Annual Meeting") of the Company to be held at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee, on Monday, May 5, 2003, at 4:00 p.m. (EDT) and at any and all postponements or adjournments thereof. Any proxy given may be revoked at any time before it is voted by filing with the Secretary of the Company either an instrument revoking it or a duly executed proxy bearing a later date. All expenses of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies from stockholders by telephone, telegram or personal interview but will not receive additional compensation for such services. In addition, the Company's investor relations firm, Corporate Communications, Inc., will assist in the preparation and delivery of the proxies to the Company stockholders and the solicitation of proxies. The Company expects to pay to Corporate Communications, Inc. a fee for proxy solicitation services totaling approximately $12,000. The Company also intends to request persons holding stock in their name or custody, or in the name of nominees, to send proxy materials to their principals and request authority for the execution of the proxies. The Company will reimburse such persons for the associated expense.

     The Company anticipates mailing proxy materials and the Annual Report for the Company's fiscal year ended December 31, 2002, on or about March 18, 2003 to stockholders of record as of March 10, 2003.


                            VOTING SECURITIES

RECORD DATE AND SHARES ENTITLED TO VOTE

     Only stockholders of record at the close of business on March 10, 2003, are entitled to vote on the matters to be presented at the Annual Meeting. The number of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), outstanding on such date and entitled to vote was 29,869,905 shares. The number of shares of the Company's 9.0% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), outstanding as of March 10, 2003 was 2,675,000 shares. The number of shares of the Company's 8.75% Series B Cumulative Redeemable Preferred Stock, par value $0.01 share (the "Series B Preferred Stock"), outstanding as of March 10, 2003 was 2,000,000 shares. The Series A Preferred Stock and the Series B Preferred Stock (collectively, the "Preferred Stock") were the only series of Preferred Stock outstanding as of March 10, 2003.

QUORUM REQUIREMENTS

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting with respect to those matters requiring approval by the holders of Common Stock, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Preferred Stock is required for a quorum to transact business at the Annual Meeting with respect to those matters requiring approval by the holders of Preferred Stock. If such a quorum of the holders of Preferred Stock should not be present, then the Annual Meeting may be adjourned with respect to those matters requiring approval by the holders of Preferred Stock from time to time until a quorum is obtained.

VOTES NECESSARY TO APPROVE THE PROPOSALS

     The affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented at the Annual Meeting is required for the election of directors.

     The approval of the proposed amendment to the Company's Certificate of Incorporation will require (i) the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of Common Stock, voting as a class, and (ii) the affirmative vote of the holders of a majority of the total votes entitled to be cast by the Company's issued and outstanding shares of Preferred Stock, voting as a class.

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the approval of the adoption of the Company's Amended and Restated Stock Incentive Plan and for the ratification of the selection of the independent public accountants.

     Each share of Common Stock is entitled to one vote with respect to those matters upon which such share is to be voted. Each share of Preferred Stock is entitled to one vote for each $25 of stated liquidation preference with respect to those matters upon which such share is to be voted, so that each share of Series A Preferred Stock is entitled to one vote per share and each share of Series B Preferred Stock is entitled to two votes per share.

VOTING PROCEDURES

     White proxy cards are being mailed to holders of shares of the Company's Common Stock for voting solely with respect to their shares of Common Stock. Green proxy cards are being mailed to holders of shares of the Company's Series A Preferred Stock for voting solely with respect to their shares of Series A Preferred Stock. Yellow proxy cards are being mailed to holders of shares of the Company's Series B Preferred Stock for voting solely with respect to their shares of Series B Preferred Stock. Stockholders holding shares of both Common Stock and Preferred Stock or holding shares of both Series A Preferred Stock and Series B Preferred Stock should complete, sign and return to the Company the sets of proxy cards corresponding to the types of shares that they hold.

     Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee does not have discretionary authority to vote on a particular proposal) will be counted as present at the Annual Meeting for the purpose of determining whether or not a quorum exists. Abstentions and broker non-votes will generally not be counted for any other purpose, except that abstentions with respect to any proposal, other than the election of directors, will be treated as negative votes.

     Unless contrary instructions are indicated on the accompanying proxy, the shares represented thereby will be voted in accordance with the recommendations of the Board of Directors.

                            ELECTION OF DIRECTORS


     The Board of Directors currently consists of nine members divided into three classes (having two, three and four members, respectively) serving staggered three-year terms. Under the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws"), a majority of the directors must be unaffiliated ("Independent Directors") with the Company and its predecessor entity, CBL & Associates, Inc. and its affiliates ("CBL's Predecessor"). Each year the term of office of one class of directors expires.

     Upon the recommendation of the Company's Nominating/Corporate Governance Committee, the Board of Directors intends to present for action at the Annual Meeting the re-election of John N. Foy, Martin J. Cleary and William J. Poorvu, whose present terms expire in 2003, to serve for a term of three years and until their successors are duly elected and shall qualify. Mr. Poorvu and Mr. Cleary are two of the Company's Independent Directors.

     Unless authority to vote for such directors is withheld, the enclosed proxy will be voted for such persons, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of such nominees is unable or declines to serve.

                                    NOMINEES

      Set forth below is information with respect to the nominees for election:

Name                      Age     Current Position*
--------------------- ----------- ----------------------------------------------
John N. Foy                59     Vice Chairman of the Board of Directors, Chief
                                  Financial Officer and Treasurer

Martin J. Cleary           67     Director

William J. Poorvu          67     Director

--------------------
* The position shown represents the individual's position with the Company and with CBL & Associates Management, Inc., a Delaware corporation (the "Management Company"), through which the Company's property management and development activities are conducted.

     JOHN N. FOY has served as Vice Chairman of the Board of Directors and Treasurer of the Company since February 1999 and as a Director and Chief
Financial Officer of the Company since the completion of its initial public offering in 1993. Until February 1999, he served as Executive Vice President - Finance and Secretary of the Company. Mr. Foy is a member of the Executive Committee of the Board of Directors. Prior to the Company's formation, he served in similar executive capacities with CBL's Predecessor. Mr. Foy has been involved in the shopping center industry since 1968 when he joined the Lebovitz family's shopping center development business. In 1970, he became affiliated with the shopping center division of Arlen, and, in 1978, joined Charles B. Lebovitz as an Associate in establishing CBL's Predecessor. Mr. Foy served as Chairman of the Board of First Fidelity Savings Bank in Crossville, Tennessee from December 1985 until April 1994. Mr. Foy currently serves as a member of the Advisory Board of AmSouth Bank of Chattanooga, Tennessee, as Chairman of the Chattanooga Airport Authority and as a Director of Chattanooga Neighborhood
Enterprise. Mr. Foy is also a member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT).

     MARTIN J. CLEARY joined the Company as Director on January 31, 2001 in accordance with the terms of the Company's acquisition of a portfolio of properties from Jacobs Realty Investors Limited Partnership and certain of its affiliates and partners (the "Jacobs Acquisition"). Mr. Cleary is a member of the Company's Compensation Committee. Mr. Cleary is the former President and Chief Operating Officer of The Richard E. Jacobs Group, Inc. He is currently a Director of Guardian Life Insurance Company and a Director and member of the Audit Committee of the Lamson & Sessions Company. Mr. Cleary is also an ex-officio Trustee and former Chairman of the ICSC.

     WILLIAM J. POORVU has served as a Director of the Company since the completion of the Company's initial public offering. He is Chairman of the Company's Nominating/Corporate Governance Committee and a member of the Compensation and Audit Committees of the Board of Directors. Mr. Poorvu was a professor at Harvard Business School specializing in real estate courses from 1981 to mid-2002 and is currently Professor Emeritus at the school. Mr. Poorvu is also managing partner in several private real estate companies and has authored a number of books on real estate subjects. He is Co-Chairman of the Board of Advisors of Baupost Group, L.L.C. and a Trustee/Director and Chairman of the Audit Committee of certain mutual funds in the Massachusetts Financial Services Group of Funds. Mr. Poorvu serves as a Life Trustee for the Boston Symphony Orchestra, as Trustee and Treasurer for the Gardner Museum in Boston, Massachusetts and as Trustee and Vice-Chairman of the National Public Radio Foundation.


                          THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE "FOR" THE ELECTION OF THE
                            THREE DIRECTORS NAMED ABOVE

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is information with respect to the directors (in addition to John N. Foy, Martin J. Cleary and William J. Poorvu) and executive officers (in addition to John N. Foy) of the Company:

                                        Term
Name                                 Expires (1)       Age      Current Position(2)
----                                 -----------       ---      -------------------
Charles B. Lebovitz                     2005            66      Chairman of the Board of Directors and Chief
                                                                Executive Officer

Stephen D. Lebovitz                     2004           42       Director, President and Secretary

Claude M. Ballard                       2005           73       Director

Gary L. Bryenton                        2005           63       Director

Leo Fields                              2005           74       Director

Winston W. Walker                       2004           59       Director

Ben S. Landress                          --            75       Executive Vice President - Management

Ronald L. Fullam                         --            60       Senior Vice President - Development

Ronald S. Gimple                         --            63       Senior Vice President and General Counsel

Michael I. Lebovitz                      --            39       Senior Vice President - Mall Projects

Farzana K. Mitchell                      --            51       Senior Vice President - Finance

Jerry L. Sink                            --            52       Senior Vice President - Mall Management

Eric P. Snyder                           --            53       Senior Vice President and Director of Corporate
                                                                Leasing

Augustus N. Stephas                      --            60       Senior Vice President - Accounting and Controller

R. Stephen Tingle                        --            57       Senior Vice President - Community Center
                                                                Development

Charles W.A. Willett, Jr.                --            53       Senior Vice President - Real Estate Finance

------------------
(1) Indicates expiration of term as a director.
(2) The position shown represents the individual's position with the Company and with the Management Company.

     CHARLES B. LEBOVITZ has served as Chairman of the Board and Chief Executive Officer of the Company since the completion of its initial public offering and is Chairman of the Executive Committee of the Board of Directors. Mr. Lebovitz also served as President of the Company until February 1999. Prior to the Company's formation, he served in a similar capacity with CBL's Predecessor. Mr. Lebovitz has been involved in shopping center development since 1961 when he joined his family's development business. In 1970, he became affiliated with Arlen Realty & Development Corp. ("Arlen") where he served as President of Arlen's shopping center division, and, in 1978, he founded CBL's Predecessor together with his associates (the "Associates"), including John N. Foy and Ben
S. Landress. Mr. Lebovitz is an Advisory Director of First Tennessee Bank, N.A., Chattanooga, Tennessee and a National Vice Chairman of the United Jewish Appeal. Mr. Lebovitz has previously served as a Trustee, Vice President (Southern Division) and Chairman of the International Council of Shopping Centers ("ICSC").

     STEPHEN D. LEBOVITZ has served as President and Secretary of the Company since February 1999 and as a Director of the Company since the completion of its initial public offering in November 1993. Since joining CBL's Predecessor in 1988, Mr. Lebovitz has also served as Executive Vice President - Development/Acquisitions, Executive Vice President - Development, Senior Vice President - New England Office and as Senior Vice President - Community Center Development and Treasurer of the Company. Before joining CBL's Predecessor, Mr. Lebovitz was affiliated with Goldman, Sachs & Co. from 1984 to 1986. He is President of the Boston Jewish Family and Children's Service, a member of the Board of Directors of the Combined Jewish Philanthropic, Boston, Massachusetts and a member of the Board of Directors of the Children's Hospital Trust, Boston, Massachusetts. He is a Trustee and Divisional Vice President of the ICSC. Stephen D. Lebovitz is a son of Charles B. Lebovitz and a brother of Michael I. Lebovitz.

     CLAUDE M. BALLARD, CRE, M.A.I. has served as a Director of the Company since the completion of its initial public offering and is Chairman of the Compensation Committee and a member of the Audit and Nominating/Corporate Governance Committees of the Board of Directors. Mr. Ballard has served as a general partner, limited partner and senior consultant of Goldman Sachs & Co. and as a Senior Vice President in the real estate division of the Prudential Insurance Company of America. He is currently a Director of Quapaw Council, Boy Scouts of America, Horizon Hotel Corp. and Research Solutions, Inc. Mr. Ballard is a member of the Board of Directors of St. Vincent's Infirmary, Little Rock, Arkansas. In 1999, the United States Tax Court determined that Mr. Ballard had underpaid federal taxes and underreported income over a period of years ending in 1989 as result of participation in transactions found by the Tax Court to have involved serious financial improprieties. (Investment Research Associates, Ltd. and Subsidiaries, et al v. Commissioner of Internal Revenue Service, T.C. Memo 1999-407). Because of the nature of the transactions, the Tax Court upheld the imposition of penalties under Internal Revenue Code Section 6663 and its predecessors and the Tax Court's decision was upheld by the United States Court of Appeals for the Eleventh Circuit on February 13, 2003. Mr. Ballard has paid the taxes, penalties and interest at issue.

     GARY L. BRYENTON joined the Company as a Director on January 31, 2001 in accordance with the terms of the Jacobs Acquisition. Mr. Bryenton is a member of the Company's Audit and Nominating/Corporate Governance Committees. Mr. Bryenton is the executive partner of the law firm of Baker & Hostetler LLP. He currently serves as Chairman of the Board of Trustees of Heidelberg College and is a member of the Board of Directors of the Cleveland Orchestra, the National Conference for Community and Justice, the Rock and Roll Hall of Fame and Museum and Cleveland Tomorrow, Inc., a local executive group advising the city of Cleveland, Ohio.

     LEO FIELDS has served as a Director of the Company since the completion of its initial public offering and is a member of the Executive Committee of the Board of Directors. Mr. Fields is Co-Chairman of Weisberg & Fields, Inc., an investment advisory firm he started in 1991. From 1984 through 1991, Mr. Fields directed Leo Fields Interests, a private investment firm. He was affiliated with Zale Corporation from 1947 until his retirement in 1984, serving, from 1981 to 1984, as Vice Chairman and a member of Zale's Executive Committee. He is chairman of the Dallas Home for the Jewish Aged Endowment Foundation and a Director of the M. B. and Edna Zale Foundation.

     WINSTON W. WALKER has served as a Director of the Company since the completion of its initial public offering. He is a member of the Compensation and Nominating/Corporate Governance Committees of the Board of Directors and is Chairman of the Company's Audit Committee. Mr. Walker served as President and Chief Executive Officer of Provident Life and Accident Insurance Company of America ("Provident") from 1987 until October 1, 1993, and served in various other capacities with Provident from 1974 to 1987. Mr. Walker is a Director of Olan Mills, Inc. of Chattanooga, Tennessee.

     BEN S. LANDRESS serves as Executive Vice President - Management of the Company. He has held that position since January 1997. Prior to that time, Mr.
Landress served as Senior Vice President - Management and prior thereto, he served in a similar capacity with CBL's Predecessor. Mr. Landress directs the day-to-day management of the Company's properties and is responsible for general corporate administration. Mr. Landress has been involved in the shopping center business since 1961 when he joined the Lebovitz family's development business. In 1970, he became affiliated with Arlen's shopping center division, and, in 1978, joined Mr. Lebovitz as an Associate in establishing CBL's Predecessor.

     RONALD L. FULLAM serves as Senior Vice President - Development of the Company. He has held that position since January 1997. Prior to that time, Mr. Fullam served as Vice President - Development of the Company. Mr. Fullam joined Arlen's shopping center development division as a project manager in August 1977 and CBL's Predecessor as a Vice President upon its formation in 1978.

     RONALD S. GIMPLE serves as Senior Vice President and General Counsel of the Company. He has held these positions since January 1997. Mr. Gimple joined the Company in 1994 as Vice President - Development. Prior to joining the Company, Mr. Gimple served as a Vice President of The Edward J. DeBartolo Corporation, from 1987 to 1994, and, prior to 1987, he served as General Counsel of Petrie Store Corporation, Vice President and Real Estate Counsel of BATUS Retail Group and Vice President and General Counsel of General Growth Company.

     MICHAEL I. LEBOVITZ serves as Senior Vice President - Mall Projects of the Company. He has held that position since January 1997. Prior to that time, Mr. Lebovitz served as Vice President - Development and as a project manager for the Company. Mr. Lebovitz joined CBL's Predecessor in 1988 as a project manager for CoolSprings Galleria in Nashville, Tennessee and was promoted to Vice President in 1993. Prior to joining CBL's Predecessor, he was affiliated with Goldman, Sachs & Co. from 1986 to 1988. He is President of the Jewish Community Federation of Greater Chattanooga, serves as Vice Chairman and a Board Member of United Jewish Communities and is a Board Member of the Chattanooga United Way. Michael I. Lebovitz is a son of Charles B. Lebovitz and a brother of Stephen D. Lebovitz.

     FARZANA K. MITCHELL serves as Senior Vice President - Finance of the Company. She has held that position since September 2000. Prior to joining the Company, Ms. Mitchell was an officer of Lend Lease Real Estate Investments in Atlanta, Georgia, having joined that company in 1983 and during her tenure there for 1994-1995, she served as Deputy Portfolio Manager for the Equitable Life Assurance Society portfolio of real estate mortgages. From 1976 to 1982, Ms. Mitchell served as Assistant Treasurer of IRT Property Company, a real estate investment trust.

     JERRY L. SINK, C.S.M. serves as Senior Vice President - Mall Management for the Company. He has held that position since February 1998. Prior to that time, Mr. Sink served as Vice President - Mall Management. Prior to joining the Company, Mr. Sink served as Vice President of Retail Asset Management for Equitable Real Estate, Chicago, Illinois, from January 1988 to June 1993 and prior to June 1988, he was affiliated with General Growth Companies, Inc. as Vice President of Management.

     ERIC P. SNYDER serves as Senior Vice President and Director of Corporate Leasing for the Company. He has held these positions since January 1997. Mr. Snyder joined CBL's Predecessor as a project manager in 1978 and was promoted to Vice President in 1984 and to Vice President and Director of Corporate Leasing in 1992. From 1974 to 1978, Mr. Snyder was a leasing agent and project manager for Arlen's shopping centers.

     AUGUSTUS N. STEPHAS serves as Senior Vice President - Accounting and Controller for the Company. He has held these positions since January 1997. Mr. Stephas joined CBL's Predecessor in July 1978 as Controller and was promoted to Vice President in 1984. From 1970 to 1978, Mr. Stephas was affiliated with the shopping center division of Arlen, first as accountant and later as assistant controller.

     R. STEPHEN TINGLE serves as Senior Vice President - Community Center Development for the Company. He has held that position since January 2000. Prior to that time, Mr. Tingle served as Vice President and Director of Community Center Development - Chattanooga Office. Mr. Tingle joined CBL's Predecessor in 1986 as a project manager for community and neighborhood shopping centers and was promoted to Vice President of Development in 1988. From 1978 to 1986, Mr. Tingle engaged in the practice of law.

     CHARLES W.A. WILLETT, JR. serves as Senior Vice President - Real Estate Finance for the Company. He has held that position since January 2002. Mr. Willett was promoted to Vice President - Real Estate Finance in 1996 and held that position until his promotion to Senior Vice President as stated above. Prior to 1996, Mr. Willett participated in the Company's finance department and he served in a similar capacity with CBL's Predecessor prior to 1993. Mr. Willett joined CBL's Predecessor in 1978 and prior thereto, he was affiliated with Arlen in its finance and accounting departments.


BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors has established standing Executive, Audit, Compensation and Nominating/ Corporate Governance Committees. The Board of Directors met eight times and took action by written consent two times during 2002. Each director attended more than 75% of the total number of Board meetings and meetings of Board committees on which the director served at the time during fiscal year 2002.

     EXECUTIVE COMMITTEE. The Executive Committee is composed of Charles B. Lebovitz (Chairman), John N. Foy and Leo Fields, who replaced Winston W. Walker as a member of the Executive Committee during 2002. The Executive Committee may exercise all the powers and authority of the Board of Directors of the Company in the management of the business and affairs of the Company as permitted by law; provided, however, unless specifically authorized by the Board of Directors, the Executive Committee may not exercise the power and authority of the Board of Directors with respect to (i) the declaration of dividends, (ii) issuance of stock, (iii) amendment to the Company's Certificate of Incorporation or Bylaws, (iv) filling vacancies on the Board of Directors, (v) approval of borrowings in excess of $40 million per transaction or series of related transactions, (vi) hiring executive officers, (vii) approval of acquisitions or dispositions of property or assets in excess of $40 million per transaction and
(viii) certain transactions between the Company and its directors and officers and certain sales of real estate and reductions of debt that produce disproportionate tax allocations to CBL's Predecessor pursuant to the Company's Bylaws. The Executive Committee met four times and took action by unanimous written consent three times during 2002.

     AUDIT COMMITTEE. The Audit Committee is composed of Winston W. Walker (Chairman), Claude M. Ballard, William J. Poorvu and Gary L. Bryenton, all of whom are Independent Directors. Mr. Walker replaced Leo Fields as Chairman of the Audit Committee during 2002. The Audit Committee is responsible for the engagement of independent public accountants and the plans and results of the audit engagement. The Audit Committee approves audit and non-audit services provided by the independent public accountants and the fees therefor and reviews the adequacy of the Company's internal accounting controls as well as the Company's accounting policies and results. The Audit Committee met seven times during 2002.

     COMPENSATION COMMITTEE. The Compensation Committee is composed of Claude M. Ballard (Chairman), William J. Poorvu, Winston W. Walker and Martin J. Cleary, all of whom are Independent Directors. The Compensation Committee reviews and approves compensation programs generally and, specifically, salaries, bonuses, stock awards and stock options for officers of the Company of the level of vice president or higher. The Compensation Committee administers the CBL & Associates Properties, Inc. 1993 Stock Incentive Plan (the "Stock Incentive Plan"). The Compensation Committee met two times and took action by unanimous written consent one time during 2002.

     NOMINATING/CORPORATE GOVERNANCE COMMITTEE. The Company's Nominating/ Corporate Governance Committee was established by the Board of Directors in October 2002 and is composed of William J. Poorvu (Chairman), Claude M. Ballard, Gary L. Bryenton and Winston W. Walker, all of whom are Independent Directors. The Committee reviews and makes recommendations to the Board of Directors regarding various aspects of the Board of Directors' and the Company's governance processes and procedures. The Committee recommends candidates for election to fill vacancies on the Board, including renominations of members whose terms are due to expire. The Committee will consider candidates for Board of Directors' seats proposed by stockholders. Any such proposals should be made in writing to CBL & Associates Properties, Inc., 2030 Hamilton Place Blvd., Suite 500, CBL Center, Chattanooga, Tennessee, 37421-6000, Attention: Corporate Secretary. The Nominating/Corporate Governance Committee held its first meeting in February 2003.

COMPENSATION OF DIRECTORS

     During 2002, each Director not employed by the Company (a "Non-Employee Director") received from the Company an annual fee of $22,500. In addition to the annual fee, each Non-Employee Director received a meeting fee of $1,000 for each Board, Audit and Compensation Committee meeting attended and $500 for each telephonic Board meeting attended and reimbursement of expenses incurred in attending meetings. Each Non-Employee Director serving as a member of the Executive Committee received from the Company a monthly fee of $500 in lieu of meeting fees for his participation on the Executive Committee.

     Effective as of January 1, 2003, fees to Non-Employee Directors were increased such that each Non-Employee Director shall receive from the Company an annual fee of $25,000 and a fee of $1,500 for each Board, Compensation and Nominating/Corporate Governance Committee meeting attended. In addition, but with the exception of the Non-Employee Director who is Chairman of the Audit Committee, each Non-Employee Director shall receive from the Company a fee of $1,500 for each Audit Committee meeting attended. Each Non-Employee Director shall receive a fee of $500 for each telephonic Board meeting attended plus reimbursement of expenses incurred in attending meetings. Effective as of January 1, 2003, each Non-Employee Director serving as a member of the Executive Committee and the Non-Employee Director serving as Chairman of the Audit Committee shall receive from the Company a monthly fee of $750 in lieu of meeting fees for their participation on the Executive and Audit Committees.

     On December 31 of each fiscal year of the Company, each Non-Employee Director automatically receives an annual grant of options to purchase 500 shares of Common Stock having an exercise price equal to 100% of the fair market value of the shares of Common Stock on the date of grant of such option. The options granted to the Non-Employee Directors on December 31, 2002 have an exercise price equal to $39.80 per share (based upon the average of the high and low sales prices of the Common Stock on the New York Stock Exchange ("NYSE") on December 31, 2002, the last trading day of 2002). Each holder of a Non-Employee Director option granted pursuant to this arrangement also has the same rights as other holders of options in the event of a change in control. Options granted to the Non-Employee Directors (i) shall have a term of 10 years from date of grant,
(ii) are 100% vested upon grant, (iii) are non-forfeitable prior to the expiration of the term except upon the Non-Employee Director's conviction for any criminal activity involving the Company or, if non-exercised, within one year following the date the Non-Employee Director ceases to be a director of the Company, and (iv) are non-transferable. In addition, any person who becomes a Non-Employee Director will receive an initial grant of 500 shares of Common Stock upon joining the Board of Directors. The transfer of such shares is restricted during the Non-Employee Director's term and for one year thereafter pursuant to the Stock Incentive Plan.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

     The following table sets forth information available to the Company as of March 10, 2003, with respect to the ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each named executive officer of the Company, as defined below, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown. Except as otherwise indicated, the address of each person is the Company's address.


                                                           Number of       Rule 13d-3      Fully-Diluted
                                                           Shares(1)      Percentage(1)    Percentage(2)
                                                          -------------   --------------   ---------------
Cohen & Steers Capital Management, Inc.(3)............       2,397,775          8.03%            4.32%
757 Third Avenue
New York, New York 10017-2013

FMR Corporation (4) ..................................       1,747,949          5.85%            3.15%

82 Devonshire St.

Boston, Massachusetts  02109

CBL & Associates, Inc.("CBL's Predecessor")(5)........       8,805,243         23.73%           14.02%

Charles B. Lebovitz(6)................................       9,803,929         25.74%           15.37%

John N. Foy(7)........................................         516,369          1.71%            *

Stephen D. Lebovitz(8)................................         558,860          1.84%            *

Eric P. Snyder(9).....................................         164,216          *                *

Augustus N. Stephas(10)...............................          86,231          *                *

Claude M. Ballard(11).................................          38,500          *                *
1800 Deerfield Road
Dripping Springs, Texas 78620

William J. Poorvu(11).................................          25,393          *                *
c/o Investment Resource Group
44 Brattle Street
Cambridge, Massachusetts 02138

Winston W. Walker(11).................................          48,000          *                *
13450 N. Kachina Drive
Tucson, Arizona 85737

Leo Fields(12)........................................          64,300          *                *
c/o Weisberg & Fields, Inc.
8750 North Central Expressway
Suite 1010
Dallas, Texas 75231-6409

Gary L. Bryenton(11)..................................           2,100          *                *
Baker & Hostetler LLP
3200 National City Center
1900 East 9th Street
Cleveland, Ohio 44114-3485

Martin J. Cleary (11)(13).............................           1,500          *                *
619 Ocean Avenue
Sea Girt, New Jersey 08750

All executive officers and directors as a group (19         12,011,931         30.31%          18.39%
persons)..............................................

* - Less than 1%


                                       13

(1) The Company conducts all of its business activities through CBL & Associates Limited Partnership, a Delaware limited partnership (the "Operating Partnership"). Pursuant to the second amended and restated partnership agreement of the Operating Partnership (the "Partnership Agreement"), each of the partners of the Operating Partnership, which include, among others, CBL's Predecessor and certain of the executive officers named in this Proxy Statement, has the right ("CBL Rights") to exchange all or a portion of its common partnership units in the Operating Partnership for shares of Common Stock or their cash equivalent, at the Company's election. Additionally, on January 31, 2001 and in March, 2002, the Operating Partnership issued to certain affiliates of Jacobs Realty Investors Limited Partnership 12,358,187 and 499,730, respectively, special common units of the Operating Partnership ("SCUs"). SCUs may, at any time after the earlier of (i) January 31, 2004, or (ii) the death of the beneficial owner of the SCUs (the "Exchange Date"), be exchanged for cash, shares of the Company's Common Stock (on a one-for-one basis) or any combination of cash or shares of Common Stock, at the Company's election. Under the terms of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares of Common Stock that may be acquired within 60 days are deemed outstanding for purposes of computing the percentage of Common Stock owned by a stockholder. Therefore, percentage ownership of the Common Stock is computed based on the sum of
     (i) 29,869,905 shares of Common Stock actually outstanding as of March 10, 2003, (ii) 8,549,359 shares of Common Stock that may be acquired upon exercise of CBL Rights by the individual or entity whose percentage of share ownership is being computed (but not taking account of the exercise of CBL Rights by any other person or entity) and (iii) 1,212,760 shares of Common Stock that may be acquired within 60 days of March 10, 2003 upon the exercise of outstanding options. Amounts shown were determined without regard to applicable Ownership Limits. Because of the restriction on exchange of SCUs prior to the Exchange Date, percentage ownership of Common Stock is computed without taking into account any exchange of SCUs for shares of Common Stock.

(2) Calculated based on 29,869,905 shares of Common Stock outstanding and assuming full exercise of all CBL Rights for shares of Common Stock by all holders of common units of the Operating Partnership as well as the exchange of all SCUs for shares of Common Stock (in each case, without regard to applicable Ownership Limits) for an aggregate of 55,552,900 shares of Common Stock. Calculation does not include 2,510,377 shares of Common Stock subject to outstanding stock options other than, with respect to each person whose fully-diluted percentage is being computed, shares which may be acquired within 60 days of March 10, 2003 upon the exercise of outstanding options.

(3) In a Schedule 13G/A filed on February 3, 2003 by Cohen & Steers Capital Management, Inc. ("Cohen & Steers"), Cohen & Steers reported that as of December 31, 2002, it beneficially owned 2,397,775 shares of Common Stock, or 8.03% of the total shares outstanding as of March 10, 2003. Cohen & Steers reported that it possesses sole voting power with respect to 2,052,775 shares of Common Stock and sole dispositive power with respect to 2,397,775 shares of Common Stock.

(4) In a Schedule 13G filed on February 13, 2003 by FMR Corporation ("FMR"), FMR reported that as of December 31, 2002, it beneficially owned 1,747,949 shares of Common Stock, or 5.85% of the total shares outstanding as of March 10, 2003. FMR reported that it possesses sole voting power with respect to 661,250 shares of Common Stock and sole dispositive power with respect to 1,747,949 shares of Common Stock.

(5) Includes (i) 1,470,054 shares of Common Stock owned directly, (ii) 7,237,823 shares of Common Stock that may be acquired upon the exercise of CBL Rights and (iii) 97,366 shares of Common Stock that may be acquired by four entities controlled by CBL's Predecessor (CBL Employees Partnership/Conway, Foothills Plaza Partnership, Girvin Road Partnership and Warehouse Partnership) upon the exercise of CBL Rights.


                                       14


(6) Includes (i) 92,099 shares of Common Stock owned directly, (ii) 3,571 shares owned by Mr. Lebovitz' wife, 14,119 shares held in trusts for the benefit of his step-daughter and grandchildren (of which Mr. Lebovitz disclaims beneficial ownership) and 50,800 shares that may be acquired upon the exercise of CBL Rights and held in a trust for the benefit of Mr. Lebovitz, (iii) 352,903 shares of Common Stock that may be acquired upon the exercise of CBL Rights, (iv) 257,000 shares of Common Stock subject to options granted under the Stock Incentive Plan that are currently exercisable or that become exercisable with respect to such shares within sixty days of March 10, 2003, (v) 8,805,243 shares of Common Stock beneficially owned by CBL's Predecessor, which Mr. Lebovitz may be deemed to beneficially own by virtue of his control of CBL's Predecessor, and (vi) 228,194 shares of Common Stock that may be acquired by College Station Associates, an entity controlled by Mr. Lebovitz, upon the exercise of CBL Rights.

(7) Includes (i) 150,128 shares of Common Stock owned directly, (ii) 189,241 shares of Common Stock that may be acquired upon the exercise of CBL Rights and (iii) 177,000 shares of Common Stock subject to options granted under the Stock Incentive Plan that are currently exercisable or that become exercisable with respect to such shares within sixty days of March 10, 2003.

(8) Includes (i) 118,924 shares owned directly, (ii) 238,936 shares of Common Stock that may be acquired upon the exercise of CBL Rights and (iii) 201,000 shares of Common Stock subject to options granted under the Stock Incentive Plan which are currently exercisable or that become exercisable with respect to such shares within sixty days of March 10, 2003.

(9) Includes (i) 9,500 shares of Common Stock owned directly, (ii) 6,283 shares of Common Stock owned by Mr. Snyder's wife and 994 shares of Common Stock owned by Mr. Snyder's children, (iii) 48,439 shares of Common Stock that may be acquired upon the exercise of CBL Rights and (iv) 99,000 shares of Common Stock subject to options granted under the Stock Incentive Plan that are currently exercisable or that become exercisable with respect to such shares within sixty days of March 10, 2003.

(10) Includes (i) 4,530 shares of Common Stock owned directly, (ii) 31 shares of Common Stock owned by Mr. Stephas' wife, (iii) 27,670 shares of Common Stock that may be acquired upon the exercise of CBL Rights and (iv) 54,000 shares of Common Stock subject to options granted under the Stock Incentive Plan that are currently exercisable or that become exercisable with respect to such shares within sixty days of March 10, 2003.

(11) Includes 4,500 shares of Common Stock subject to immediately exercisable stock options granted to each of Mr. Ballard, Mr. Poorvu and Mr. Walker on December 31 of each of the years 1994 through 2002 in the amounts of 500 stock options per grant and, as to Mr. Bryenton and Mr. Cleary, 1,000 shares of Common Stock subject to immediately exercisable stock options granted to each of Mr. Bryenton and Mr. Cleary on December 31 of each of the years 2001 and 2002. All such grants were pursuant to the Stock Incentive Plan.

(12) Includes (i) 23,500 shares of Common Stock owned by a family limited partnership created by Mr. Fields and his wife on January 1, 1997 and in which Mr. Fields serves as a general partner, (ii) 40,300 shares of Common Stock held by members of Mr. Fields' family, with respect to which Mr. Fields acts as investment adviser and of which Mr. Fields disclaims beneficial ownership, and (iii) 500 shares of Common Stock subject to immediately exercisable stock options granted under the Stock Incentive Plan.

(13) Does not include 220,576 SCUs beneficially owned by Mr. Cleary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon the Company's review of copies of such reports furnished to it through the date hereof, or written representations that no reports were required to be filed, the Company believes that during the fiscal year ended December 31, 2002 all officers, directors and ten percent stockholders complied with the filing requirements applicable to them except that six executive officers failed to timely file one Statement of Changes in Beneficial Ownership on Form 4 in November 2002 following implementation of the accelerated filing deadlines pursuant to the Sarbanes-Oxley Act of 2002. Statements of Changes in Beneficial Ownership on Form 4 were subsequently filed on behalf of these individuals within two days following the deadline.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and its next four most highly compensated executive officers (these four and Charles B. Lebovitz being herein referred to as the "named executive officers") for the Company's fiscal year ended December 31, 2002 and for the Company's fiscal years ending December 31, 2001 and 2000:

                                       SUMMARY COMPENSATION TABLE(1)
============================================================================================================
                                                                    Long Term Compensation
                                        Annual Compensation                 Awards
                                      ------------------------    --------------------------
                                                                  Restricted     Securities         All
                                                                     Stock       Underlying        Other
Name and Principal                                                 Award(s)        Options     Compensation
Position(2)                 Year      Salary($)      Bonus($)         ($)(3)           (#)            ($)
--------------------------  -----     ---------      ---------    -----------    -----------   -------------
Charles B. Lebovitz,        2002          496,488         --           375,000         16,000      12,506(4)
Chairman of the Board and
Chief Executive Officer
                            2001          482,027         --           325,000         16,000       9,466(4)

                            2000          467,987         --           275,000         16,000       9,197(4)
------------------------------------------------------------------------------------------------------------

John N. Foy,                2002          406,320         --           400,000         16,000      12,298(4)
Vice Chairman of the
Board,  Chief               2001          386,320         --           375,000         16,000       9,446(4)
Financial Officer
and Treasurer               2000          366,320         --           375,000         16,000       9,197(4)
------------------------------------------------------------------------------------------------------------

Stephen D. Lebovitz         2002          375,000         --           400,000         16,000      11,506(4)
Director, President and
Secretary                   2001          325,000       300,000         75,000         16,000       9,466(4)

                            2000          282,223         --           400,000         16,000       9,197(4)
------------------------------------------------------------------------------------------------------------

Eric P. Snyder              2002          351,833       225,000(5)       --             9,000       5,702(4)
Senior Vice President
and Director of             2001          331,833       200,000(5)       --             9,000       6,878(4)
Corporate Leasing
                            2000          311,000       150,000(5)       --             9,000       6,628(4)
------------------------------------------------------------------------------------------------------------

Augustus N. Stephas         2002          374,100       150,000          --             9,000       5,702(4)
Senior Vice
President --                2001          354,100       125,000          --             9,000       6,878(4)
Accounting and Controller
                            2000          334,000       100,000          --             9,000       6,628(4)
------------------------------------------------------------------------------------------------------------

-----------------------

(1) All amounts shown represent compensation paid to the named executive officers by the Management Company.

(2) The position shown represents the individual's position with the Company and the Management Company.


(3) Amounts shown are based upon the closing price of the Common Stock on the NYSE as of the date of grant of the restricted stock awards. As of December 31, 2002, an aggregate of 83,353 shares of restricted stock with a value of $3,338,288 had been awarded and were outstanding with respect to the named executive officers. Dividends, to the extent paid on the Company's Common Stock, will be paid on all outstanding shares of restricted stock.



                                       17


(4) For fiscal years 2002, 2001 and 2000, amount shown represents term life insurance premiums paid by the Management Company and matching contributions by the Management Company under the CBL & Associates Management, Inc. 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"). For fiscal year 2002, such amounts for each named executive officer were as follows: Charles B. Lebovitz - $7,506 in insurance premiums, $5,000 in 401(k) matching contributions; John N. Foy - $7,500 in insurance premiums, $4,792 in 401(k) matching contributions; Stephen D. Lebovitz - $7,506 in insurance premiums, $4,000 in 401(k) matching contributions; Eric P. Snyder
     - $702 in insurance premiums, $5,000 in 401(k) matching contributions; and Augustus N. Stephas - $702 in insurance premiums, $5,000 in 401(k) matching contributions.

(5)  Represents   amount  deferred  at  Mr.  Snyder's  election  pursuant  to  a non-qualified deferred compensation arrangement between Mr. Snyder and the Company.

     The following table sets forth information regarding grants of stock options made during fiscal year 2002 to each of the named executive officers:

                                          Option Grants in Last Fiscal Year
====================================================================================================================
                                                 Individual Grants
--------------------------------------------------------------------------------------------------------------------
                              Number of                                                 Potential Realizable Value
                              Securities      % of Total                                at Assumed Annual Rates of
                              Underlying       Options        Exercise                   Stock Price Appreciation
                               Options        Granted to      or Base                       For Option Term(4)
                               Granted       Employees in      Price      Expiration   -----------------------------
           Name                 (#)(1)      Fiscal Year(2)   ($/Sh)(3)       Date           5%             10%
--------------------------- --------------- --------------- ------------ ------------- ------------- ---------------
Charles B. Lebovitz             16,000               3.75%    36.5350      05/07/12      $367,627          $931,638

John N. Foy                     16,000               3.75%    36.5350      05/07/12      367,627            931,638

Stephen D. Lebovitz             16,000               3.75%    36.5350      05/07/12      367,627            931,638

Eric P. Snyder                  9,000                2.11%    36.5350      05/07/12      206,790            524,046

Augustus N. Stephas             9,000                2.11%    36.5350      05/07/12      206,790            524,046

-------------------

(1) All options granted to the named executive officers were granted pursuant to the Stock Incentive Plan. All options granted to the named executive officers were granted on May 7, 2002 and become exercisable in five equal annual installments beginning May 7, 2003.

(2) Percentages listed are based on options to purchase a total of 426,750 shares of Common Stock granted by the Company to certain of its officers and employees during fiscal year 2002. Calculations do not include options to purchase an aggregate of 3,000 shares of Common Stock granted to the following directors in fiscal year 2002 pursuant to the Stock Incentive
     Plan: Claude M. Ballard, Gary L. Bryenton, Martin J. Cleary, Leo Fields, William J. Poorvu and Winston W. Walker.

(3)  The exercise price is payable in cash.

(4) Potential realizable value is calculated based on an assumption that the fair market value of the Common Stock appreciates at the annual rates shown (5% and 10%), compounded annually, from the date of grant until the end of the option term (10 years). The 5% and 10% assumed rates are mandated by the SEC for purposes of calculating realizable value and do not represent the Company's estimate or projection of future stock prices.

         AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

     The following table provides information regarding the number and value of options held by each of the named executive officers at December 31, 2002. Except for the exercise of certain options by Augustus N. Stephas in 2002 noted below, no options were exercised by any named executive officer during the Company's 2002 fiscal year.

                                                          Number of Securities
                                                     Underlying Unexercised Options        Value of Unexercised
                            Shares                                 at                     In-the-Money Options at
                           Acquired                         December 31, 2002              December 31, 2002(1)
                              on          Value      -------------------------------- --------------------------------
          Name            Exercise(#)  Realized($)    Exercisable     Unexercisable     Exercisable    Unexercisable
------------------------- ------------ ------------- --------------- ---------------- ---------------- ---------------
Charles B. Lebovitz           -0-          -0-            241,200        47,800          $4,605,370       $518,806

John N. Foy                   -0-          -0-            162,600        46,400           2,980,304        496,468

Stephen D. Lebovitz           -0-          -0-            185,000        48,000           3,345,223        521,997

Eric P. Snyder                -0-          -0-             90,000        27,000           1,663,895        293,623

Augustus N. Stephas          9,000      145,800(2)         45,000        27,000             751,520        293,623

     (1) Amounts listed are based upon the $40.05 closing price for the Common Stock on the NYSE on December 31, 2002 (last trading day in 2002).

     (2) Mr. Stephas exercised options to acquire 9,000 shares on March 6, 2002.

NON-COMPETITION ARRANGEMENTS

     Each of Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz has agreed to refrain from competing with the Company until two years from the date of termination of his employment. Prohibited competition includes any participation in the development, improvement or construction of any shopping center project, acquiring any interest in a shopping center project or acquiring vacant land for development as a shopping center project. Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz are, however, permitted to hold certain investments which they owned prior completion of the Company's initial public offering in November 1993.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Claude M. Ballard, Martin J. Cleary, William J. Poorvu and Winston W. Walker, with Mr. Ballard serving as Chairman. None of the members of the Compensation Committee are or have been officers or employees of the Company and each member of the Compensation Committee is an Independent Director.

     No executive officer of the Company served on any board of directors or compensation committee of any entity (other than the Company or its subsidiaries) with which any member of the Compensation Committee is affiliated.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     GENERAL. The Company is a self-managed, self-administered, fully-integrated real estate company which is engaged in the ownership, marketing, management, leasing, expansion, development, redevelopment, acquisition and financing of regional malls and community and neighborhood centers.

     The Company operates through its two wholly-owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation ("CBL Holdings I"), and CBL Holdings II, Inc., a Delaware corporation ("CBL Holdings II"). Through the referenced subsidiaries, the Company currently holds a 1.69% sole general partner interest and a 52.07% limited partner interest in the Operating Partnership. See "Certain Relationships and Related Transactions - Partnership Agreement; CBL Rights". The Company conducts substantially all of its business through the Operating Partnership. To comply with certain technical requirements of the Internal Revenue Code of 1986, as amended (the "Code") applicable to real estate investment trusts, the Operating Partnership carries out the Company's property management and development activities through the Management Company.

     The   Compensation   Committee   determines  all  matters  related  to  the
compensation of all officers of the Company of the level of vice president or higher and administers the Stock Incentive Plan.

     PHILOSOPHY. It is the philosophy of the Company to ensure that executive compensation be directly linked to financial objectives that the Company believes are primary determinates of stockholder value over time. The Compensation Committee's objectives in administering the Company's executive compensation plan are to ensure that pay levels and incentive compensation are
(i) competitive in attracting and retaining the best personnel, (ii) properly linked to the Company's performance, and (iii) simple in design. To fulfill these objectives, the compensation plan for executives includes base salary, performance based discretionary bonuses and periodic grants of stock awards and stock options pursuant to the Stock Incentive Plan, and the Amended and Restated Plan if approved by the stockholders. Non-executive employees of the Company are also eligible to participate in the Stock Incentive Plan, and will be eligible to participate in the Amended and Restated Plan if approved by the stockholders.

     The Company believes that the ability to use the Stock Incentive Plan, and the Amended and Restated Plan if approved by the stockholders, to attract and retain key personnel has substantial value and will be essential to the growth of the Company. The stock option and stock award elements of compensation are designed to encourage and create ownership and retention of the Company's stock by key employees in order to align their long-range interests with those of stockholders and to allow the opportunity for key employees to build, through the achievement of corporate goals, a meaningful ownership stake in the Company.

     FINANCIAL CRITERIA. The Compensation Committee, based on recommendations made by the Company, implemented an executive compensation program in 1994 pursuant to which officers of the level of vice president and higher received during fiscal year 2002, in addition to a base salary, incentive compensation consisting of cash, stock options and stock awards for the achievement of target levels of performance determined by the Compensation Committee. The amount of this additional compensation was determined for each executive officer based upon his or her contribution to the overall success of the Company. Utilizing the program's basic theory for incentive compensation, cash, stock options and stock awards were granted during fiscal year 2002 to other employees of the Company as performance-based incentive compensation.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Charles B. Lebovitz was paid a base salary of $496,488 for 2002 which sum included 3,523 shares of Common Stock paid to Mr. Lebovitz as part of his salary. Mr. Lebovitz receives annual reviews for salary increases and discretionary bonuses. Additionally, Mr. Lebovitz participates in the Company's incentive plans, including the Stock Incentive Plan. During fiscal year 2002 and pursuant to the Stock Incentive Plan, Mr. Lebovitz received options to purchase 16,000 shares of Common Stock and restricted stock awards of an aggregate of 10,317 shares of Common Stock with a value of $375,000 on grant. The awards were determined upon the same criteria as applied to the other executive officers of the Company.

     POLICY REGARDING QUALIFYING COMPENSATION. Section 162(m) of the Code imposes a $1,000,000 ceiling on tax-deductible remuneration paid to any of the five most highly compensated executive officers of a publicly-held corporation. The limitation does not apply to remuneration that qualifies as performance-based compensation in Section 162(m) of the Code. Options granted under the Stock Incentive Plan qualify as "performance-based compensation" exempt from the deductibility limitations of Section 162(m) of the Code. All other compensation to the named executive officers is below the $1,000,000 per-executive ceiling and was fully deductible by the Company.

                             COMPENSATION COMMITTEE
                          Claude M. Ballard (Chairman)
                                Martin J. Cleary
                                William J. Poorvu
                                Winston W. Walker

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

     The Audit Committee of the Board of Directors of the Company is composed of four Independent Directors (Winston W. Walker, Chairman, Claude M. Ballard, Gary
L. Bryenton and William J. Poorvu) and operates under a written charter adopted by the Board of Directors on June 9, 2000. Each of the members of the Audit Committee is "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange as currently applicable.

     Management is responsible for the Company's internal controls and financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with Management and the Company's independent accountants. Management reported to the Audit Committee that the Company's consolidated financial statements for the
Company's 2002 fiscal year were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed these consolidated financial statements with Management and the Company's independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee), as amended.

     The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent accountants their firm's independence. The Audit Committee considered whether the provision of services by the independent accountants (other than audit services) is compatible with maintaining the independent accountants' independence.

     Pursuant to the mandates of the Sarbanes-Oxley Act of 2002, the Company's Board of Directors has determined that Winston W. Walker, an Independent Director and Chairman of the Audit Committee, qualifies as an "audit committee financial expert" as such term is defined by the SEC.

     Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission and to provide in such Annual Report on Form 10-K the disclosure of Winston W. Walker as an "audit committee financial expert".

                                 AUDIT COMMITTEE
                          Winston W. Walker (Chairman)
                                Claude M. Ballard
                                Gary L. Bryenton
                                William J. Poorvu

PERFORMANCE GRAPH

     The graph set forth below compares the percentage change in the cumulative stockholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Total Return Index ("S&P 500"), the Russell 2000 index of small companies ("Russell 2000") and NAREIT Equity REIT Total Return Index for the period commencing December 31, 1997 through December 31, 2002. The following graph assumes that the value of the investment in the Company and the indices was $100 at the beginning of the period and that dividends were reinvested. The stock price performance presented below is not necessarily indicative of future results:


                                [OBJECT OMITTED]


                                                                         Period Ending
                                           ---------------------------------------------------------------------
Index                                      12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
----------------------------------------------------------------------------------------------------------------

CBL & Associates Properties, Inc.            100.00      112.49       97.80      130.67      175.21      236.54
S&P 500                                      100.00      128.55      155.60      141.42      124.63       96.95
Russell 2000                                 100.00       97.45      118.17      114.60      117.45       93.39
NAREIT Equity REIT Index                     100.00       82.50       78.69       99.44      113.29      118.08

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


MANAGEMENT AGREEMENT

     The Company is party to a management agreement with the Management Company pursuant to which the Management Company renders management and administrative services with respect to the Company's properties. The Company, through the Operating Partnership, owns 100% of the preferred stock and 5% of the common stock of the Management Company and Charles B. Lebovitz, his family and certain of the Associates own 95% of the common stock of the Management Company. Through the ownership of 100% of the preferred stock of the Management Company, the Company enjoys substantially all of the economic benefits of the Management Company's business. The Management Company also provides management services for certain properties owned by CBL's Predecessor and certain other third parties for which the Management Company is paid a management fee. See "Retained Property Interests."

PARTNERSHIP AGREEMENT; CBL RIGHTS

     The Company entered into the Operating Partnership Agreement with CBL's Predecessor. The Company, through subsidiaries, serves as the sole general partner of the Operating Partnership and owns, as of March 10, 2003, 29,869,905 common partnership units, representing a 1.69% interest as the sole general partner and a 52.08% interest as a limited partner for an aggregate 53.77% interest in the Operating Partnership. CBL's Predecessor owns 7,335,189 common partnership units, representing a 13.2% limited partner interest in the Operating Partnership. Certain executive and senior officers also own common partnership units.

     Pursuant to the Operating Partnership Agreement, the limited partners were granted CBL Rights, consisting of the rights to exchange all or a portion of their common partnership units in the Operating Partnership for shares of Common Stock or their cash equivalent, at the Company's election. The CBL Rights may be exercised at any time and from time to time to the extent that, upon exercise of the CBL Rights, the exercising party shall not beneficially or constructively own shares of Common Stock in excess of the applicable share ownership limits set forth in the Company's Certificate of Incorporation. The Company, however, may not pay in shares of Common Stock to the extent that this would result in a limited partner beneficially or constructively owning in the aggregate more than its applicable Ownership Limit or otherwise jeopardize, in the opinion of counsel to the Company, the Company's qualification as a real estate investment trust for tax purposes.

     The number of shares of Common Stock received by the limited partners of the Operating Partnership upon exercise of CBL Rights will be based upon the equivalent number of partnership units owned by the limited partners on a one-for-one basis and the amount of cash received by the limited partners upon such exercise, if the Company elects to pay cash, will be based upon the trading price of the shares of Common Stock at the time of exercise.

     CBL Rights will expire in November 2043 if not exercised prior to that date.


RETAINED PROPERTY INTERESTS

     CBL's Predecessor owns interests in outparcels at certain of the Company's malls and a minority interest in one mall, the majority interest of which is owned by a third party. Certain members of Charles B. Lebovitz's family and his father's estate continue to own four community and neighborhood centers and one tract of vacant land. The properties retained by CBL's Predecessor and the properties owned by the Lebovitz family are managed and leased by the Management Company which receives a fee for its services. During fiscal year 2002, CBL's Predecessor and the Lebovitz family paid the Management Company approximately $128,000 under such arrangement.

AFFILIATED ENTITIES

     Certain executive officers of CBL's Predecessor collectively have a non-controlling interest in a major national construction company that built substantially all of the properties developed by the Company and is currently building the Company's projects under construction. Charles B. Lebovitz is also a director of the construction company. The majority interest in the construction company is held by the members of its senior management, none of whom are affiliated with CBL's Predecessor or the Company. As of December 31, 2002, the Company had 20 active contracts (including contracts in respect of each of the construction properties) with such construction company having aggregate value of approximately $157.5 million. During fiscal year 2002, the Company paid approximately $96.2 million to this construction company. The Company's Audit Committee reviews the relationship between the Company and the referenced construction company pursuant to procedures established in November 1994. These procedures include an ongoing review by the Company's independent accountant of a cross section of the Company's contracts with the referenced construction company for, among other things, the provisions for allocation of cost savings between owner and contractor.

     The construction company and CBL's Predecessor own all of the interests of a partnership that owns two aircraft and a fractional interest in another aircraft used by the personnel of the Company and the construction company. Each partner contributes equally to fixed costs and shares variable costs through an hourly charge based on usage. The Company reimburses the partnership for costs on an hourly basis associated with use of the aircraft relating to the business of the Company. During fiscal year 2002, the Company paid approximately $1.5 million as reimbursement for operating expenses pursuant to such arrangement.

     The Bylaws provide that any contract or transaction between the Company or the Operating Partnership and one or more directors or officers of the Company or between the Company or the Operating Partnership and any other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, must be approved by disinterested directors or stockholders after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to them.


CERTAIN LEASES

     Certain officers and certain Company employees are partners in partnerships that lease 40 spaces representing approximately 47,000 square feet in 26 of the Company's malls as tenants. Such spaces are operated as food service and entertainment establishments. Management believes that, at the time these leases were entered into, they provided for rental payments at market rates and terms.

     Shumacker Witt Gaither & Whitaker, P.C., local counsel to the Company and CBL's Predecessor, leases 3,497 square feet of office space at the Company's office building. Palmer & Cay of GA, Inc., the Company's insurance consultant, leases 1,695 square feet of office space at the Company's office building. The construction company also leases 20,637 square feet of office space at the Company's office building. Management believes that, at the time these leases were entered into, they provided for rental payments at market rates and terms.


OTHER

     Charles B. Lebovitz, certain members of his family, certain of the Associates, a partnership consisting of certain of the Associates, and Eric P. Snyder have personally guaranteed an aggregate of $12.99 million of the debt of the Operating Partnership. Such guarantee is payable only if, and to the extent that, proceeds from a foreclosure sale of all assets of the Operating Partnership are not in excess of the guarantee.

     Charles B. Lebovitz is currently an advisory director of First Tennessee Bank, N.A., Chattanooga, Tennessee ("First Tennessee"). The Company is currently maintaining an $80 million line of credit from First Tennessee that matures in 2004. There was approximately $31 million outstanding on this line of credit as of December 31, 2002. First Tennessee also provides certain cash management services to the Company. In the future, the Company or the Operating Partnership may, in the ordinary course of business, engage in other transactions with First Tennessee on competitive terms.

     John N. Foy is currently an advisory director of AmSouth Bank of Tennessee ("AmSouth"). The Company is currently maintaining a $5 million line of credit from AmSouth that matures in 2004. There was approximately $1.14 million of letters of credit drawn on this line of credit as of December 31, 2002. In addition, AmSouth is a 25% participant in the First Tennessee line of credit referred to in the immediately preceding paragraph and provides certain cash management services to the Company and also serves as the administrator of the Management Company's 401(k) Plan. In the future, the Company or the Operating Partnership may, in the ordinary course of business, engage in other transactions with AmSouth on competitive terms.

                          APPROVAL OF AMENDMENT TO THE
                        CBL & ASSOCIATES PROPERTIES, INC.
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


BACKGROUND

     The Company's Certificate of Incorporation provides that the total number of shares of all classes of equity stock that the Company shall have the authority to issue is One Hundred Million (100,000,000) shares, consisting of
(i) Five Million (5,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and (ii) Ninety-Five Million (95,000,000) shares of common stock, par value $.01 per share (the "Common Stock"). As of March 10, 2003, there were 29,869,905 shares of Common Stock issued and outstanding and there were 4,675,000 shares of Preferred Stock issued and outstanding (consisting of 2,675,000 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred Stock), thus leaving a balance of 325,000 additional shares of Preferred Stock that the Company is authorized to issue. On February 4, 2003, the Board of Directors passed a resolution recommending that the stockholders approve an amendment to the Company's Certificate of Incorporation in order to increase the number of shares of the Company's authorized Preferred Stock from 5,000,000 to 15,000,000. The text of the proposed amendment to the Company's Certificate of Incorporation is set forth on Exhibit A hereto.


PURPOSE AND EFFECT OF THE AMENDMENT

     The increase in the authorized number of shares of Preferred Stock will not have any immediate effect on the rights of existing stockholders. While the Company has no immediate plans to issue additional shares of Preferred Stock, the Board of Directors believes that the increased number of authorized shares of Preferred Stock contemplated by the proposed amendment is advisable because it will provide the Company with greater flexibility in connection with possible future transactions or other corporate purposes. In adopting its resolution on February 4, 2003 recommending that the stockholders approve the amendment to the Company's Certificate of Incorporation as noted above, the Board of Directors has stated that the authorization to increase the number of shares of Preferred Stock is intended for capital formation purposes rather than anti-takeover purposes. Nonetheless, the availability of such additional shares of authorized Preferred Stock and the future issuance of Preferred Stock with voting or other rights or preferences may have the effect of deterring, impeding or delaying changes in control or management of the Company.

     If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of additional shares of Preferred Stock, except as may be required by applicable law. According to the Company's Certificate of Incorporation, the Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in series and to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. When issued, the additional shares of Preferred Stock may be subject to dividends, conversion rates, voting rights, redemption prices, maturity dates and similar matters, if any, as shall be determined by the Board of Directors.

VOTES NECESSARY TO APPROVE THE PROPOSAL

     Adoption of the amendment to the Company's Certificate of Incorporation requires (i) the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of Common Stock, voting as a class, and (ii) the affirmative vote of the holders of a majority of the total votes entitled to be cast by the Company's issued and outstanding shares of Preferred Stock, voting as a class. Each share of Common Stock is entitled to one vote with respect to those matters upon which such share is to be voted. Each share of Preferred Stock is entitled to one vote for each $25 of stated liquidation preference with respect to those matters upon which such share is to be voted, so that each share of Series A Preferred Stock is entitled to one vote per share and each share of Series B Preferred Stock is entitled to two votes per share.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
          THE PROPOSED AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                              APPROVAL OF THE
                        CBL & ASSOCIATES PROPERTIES, INC.
                   AMDENDED AND RESTATED STOCK INCENTIVE PLAN


BACKGROUND

     The Company has historically utilized stock options as a key part of its overall compensation program for executive officers and other employees. As of March 1, 2003, there were 1,109,461 shares available for awards under the Stock Incentive Plan. As of that date, 424,279 shares had been issued as stock awards under the Stock Incentive Plan of which 181 shares were returned (forfeited) as Deferred Stock prior to the Vesting Period (see "Description of the Stock Incentive Plan - Deferred Stock" below), 82,591 shares were held for issuance under deferred compensation arrangements, 1,072,473 options for shares had been exercised and 2,511,377 options for shares were outstanding, leaving a balance of 1,109,461 additional shares that may be subject of future option grants or other awards under the Stock Incentive Plan. The Board of Directors believes that it is in the best interests of the Company to have stock and stock-based awards available in order to retain, attract and motivate high quality personnel for the Company. By vote of the stockholders on May 1, 1996, the stockholders approved an amendment to the Stock Incentive Plan (the "First Amendment") to increase the number of shares available under the Stock Incentive Plan from 1,300,000 to 2,800,000. The First Amendment also limited to 100,000 the number of shares of Common Stock with respect to which stock options may be granted to any Stock Incentive Plan participant in any calendar year. This limitation was put in place as a result of federal tax legislation enacted in 1993. Section 162(m) of the Code generally disallows deductions in the case of publicly held corporations (such as the Company) for compensation paid to any of the five executive officers named in a corporation's proxy statement to the extent that compensation exceeds $1 million per year per employee; "performance-based compensation," however, does not count toward the $1 million limit. The First Amendment conformed the Stock Incentive Plan to the requirements for "performance-based compensation" exempt from deductibility limitations of
Section 162(m) of the Code. By vote of the stockholders on May 3, 2000, the stockholders approved a second amendment to the Stock Incentive Plan (the "Second Amendment") to increase the number of shares available under the Stock Incentive Plan from 2,800,000 to 4,000,000. By vote of the stockholders on May 7, 2002, the stockholders approved a third amendment to the Stock Incentive Plan (the "Third Amendment") to increase the number of shares available under the Stock Incentive Plan from 4,000,000 to 5,200,000. On October 29, 2002, the Board of Directors resolved to propose for stockholder approval the Amended and Restated Plan to conform the plan to current tax laws, accounting pronouncements and other regulations that have been promulgated since the plan's inception in 1993, to extend the termination date of the plan, to incorporate all previous amendments into one document and to make certain other revisions to further align the interests of the Company's officers, employees and directors with the interests of the Company's stockholders.

DESCRIPTION OF THE AMENDED AND RESTATED PLAN

     The Amended and Restated Plan provides for the grant of options to purchase a specified number of shares of Common Stock ("Options"), rights to future grants of Common Stock ("Deferred Stock") or shares issuable in the future pursuant to deferred compensation arrangements, all subject to applicable share ownership limits set forth in the Company's Certificate of Incorporation and limits on stock awards set forth in the Amended and Restated Plan. See below under "Description of the Amended and Restated Plan - Significant Revisions to Stock Incentive Plan - Stock Award Limits". The Amended and Restated Plan is administered by the Compensation Committee, which has the authority, among other things, to interpret the Amended and Restated Plan and to adopt, alter and repeal such rules and regulations for the administration of the Amended and Restated Plan as it may deem advisable.

     Under the Amended and Restated Plan, the total number of shares available for grant is 5,200,000 shares. The Board of Directors or the Compensation Committee may, under certain circumstances, make such adjustments in the aggregate number and kind of shares reserved for issuance, the number and kind of shares covered by outstanding awards and, subject to certain limitations, the exercise prices specified therein. See below under "Description of the Amended and Restated Plan - Significant Revisions to Stock Incentive Plan - Plan Amendments".

     Participants in the Amended and Restated Plan, who may be officers or employees of the Company, its subsidiaries (including the Management Company) or designated affiliates, will be selected by the Compensation Committee. Directors of the Company are also eligible to participate, but, in the case of directors who are not employees, only pursuant to automatic grants under a specified formula set forth in the Amended and Restated Plan. As of March 1, 2003, the approximate number of persons eligible to participate was 624.

     OPTIONS. The Compensation Committee is authorized to determine whether Options to be issued under the Amended and Restated Plan will be designated as "Incentive Stock Options" or as "Non-Qualified Stock Options." Incentive Stock Options are options that are intended to qualify as incentive stock options under Section 422 of the Code. Non-Qualified Stock Options are options that are not Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries.

     The Amended and Restated Plan authorizes the Compensation Committee to grant Options at an exercise price determined by the Compensation Committee. Such price cannot be less than 100% of the fair market value of the shares of Common Stock on the date on which the Option in respect thereof is granted. On February 28, 2003 (the last trading day prior to March 1, 2003), the closing price of the Common Stock as reported on the New York Stock Exchange was $39.85 per share. The exercise price is generally payable in cash or, in certain circumstances, by the surrender, at the fair market value on the date on which the Option is exercised, of shares of Common Stock held by the optionee. The term of each Option is fixed by the Compensation Committee, but, in any event, will expire 10 years after the date of grant (five years in the case of an optionee who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary). Additionally, the vesting provisions of the Options will be determined by the Compensation Committee.

     Options granted under the Amended and Restated Plan will become fully exercisable upon a Change in Control (as defined in the Amended and Restated
Plan). In general, Change in Control means (i) any acquisition by a person or group (other than an acquisition from the Company or by the Company or by the Company's management, an acquisition through the exercise of the rights to exchange limited partnership interests in the Operating Partnership for shares of Common Stock or an acquisition by a Company-sponsored employee benefit plan) of 20% or more of the outstanding shares of Common Stock, (ii) a change in the majority of the Company's directors, (iii) approval by the Company's stockholders of a reorganization, merger, consolidation, sale or disposition of all or substantially all of the assets of the Company under certain circumstances or (iv) approval by the Company's stockholders of a complete liquidation or dissolution of the Company. See below "Description of the Amended and Restated Plan - Significant Revisions to Stock Incentive Plan - Corporate Events" for a description of the impact on outstanding options upon the occurrence of a Corporate Event.

     The right of any participant to exercise an Option may not be transferred in any way other than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order or (iii) by gift to a "family member". A family member is defined as a participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, including adoptive relationships, any person sharing the participant's household (other than a tenant or employee), a trust in which these persons (or the participant) control the management of the assets and any other entity in which these persons (or the participant) own more than fifty percent of the voting interests.

     If Options granted in connection with the Amended and Restated Plan are exercised at any time or from time to time, the Partnership Agreement of the
Operating Partnership requires the Company to contribute to the Operating Partnership as an additional contribution the exercise price received by the
Company in connection with the issuance of shares of Common Stock to such exercising participant. Although the Company will contribute to the Operating Partnership an amount equal to the exercise price received by the Company, the Company will be considered to have contributed an amount equal to the fair market value of the shares of Common Stock issued to the exercising party for purposes of determining the increase in the Company's percentage interest in the Operating Partnership (and the dilution of the interests of the other partners of the Operating Partnership) in connection with additional capital contributions of the Company.

     DEFERRED STOCK. The Amended and Restated Plan also permits the Compensation Committee to grant rights to receive shares of Deferred Stock, subject to the terms and conditions imposed by the Compensation Committee. These terms will include a vesting period (the "Vesting Period") during which the rights to receive Deferred Stock will be subject to forfeiture upon certain terminations of employment or failure to achieve certain performance goals, as determined by the Compensation Committee, although the Vesting Period will be accelerated upon a Change of Control. At the end of the Vesting Period set by the Compensation Committee, the participant will be issued unrestricted shares of Common Stock, and will have all the rights of a holder of Common Stock as to such shares, including the right to vote the shares and the right to receive any cash distributions. If so determined by the Compensation Committee in the applicable Deferred Stock agreement, Deferred Stock awards may provide for the payment to the awardee, during the Vesting Period, of cash amounts in respect of such Deferred Stock equal to the amount of dividends that would have been paid on an equivalent number of shares of Common Stock.

     DEFERRED  COMPENSATION  ARRANGEMENTS.  The Amended and  Restated  Plan also permits the Compensation Committee to enter into deferred compensation arrangements designed to provide deferral of taxable income to participants, which may be funded or unfunded and may provide for future payments to participants in the form of Common Stock or cash. As used by the Compensation Committee, these deferred compensation arrangements typically allow the executive/employee to elect to defer a portion of his/her salary or bonuses into the arrangement on an unfunded and unsecured basis. For deferred compensation arrangements payable in Common Stock, the amount of salary or bonus deferred is then deemed to be converted to shares of the Company's Common Stock based on the closing price of the Common Stock on the date of the deferral. Those deemed shares are then further deemed to increase as dividends are paid on the Common Stock as if such dividends had been utilized via the Company's Dividend Reinvestment Plan to acquired additional shares of Common Stock at the 95% price provided through the Company's Dividend Reinvestment Plan. The arrangements generally provide that on the earlier of (i) a date certain specified in each deferred compensation arrangement or (ii) the death, disability or termination of employment of the executive/employee or (iii) the merger, consolidation or sale of the Company, the executive/employee will then be entitled to receive the stated amount of cash or, for deferred compensation arrangements payable in Common Sotck, that number of shares of Common Stock deemed set aside on the date of the deferral together with additional shares of Common Stock deemed acquired through the Company's Dividend Reinvestment Plan through the date of the payout.

     TERM, TERMINATION AND AMENDMENT. The term of the Amended and Restated Stock Incentive Plan is 10 years and it will terminate on May 5, 2013. Awards outstanding on that date are not affected or impaired by the termination of the Amended and Restated Stock Incentive Plan.

     See "Description of the Amended and Restated Plan - Significant Revisions to Stock Incentive Plan - Plan Amendments" below for a description of the provisions of the Amended and Restated Plan as to amendments.

     Subject to the provisions set forth below (see "Description of the Amended and Restated Plan - Significant Revisions to Stock Incentive Plan - Plan
Amendments"), the Compensation Committee may amend any award theretofore granted, prospectively or retroactively. No such amendment may impair the rights of any participant under any award without the consent of such participant (except for any amendment made to cause the plan to qualify for an exemption provided by Rule 16b-3).

     SIGNIFICANT REVISIONS TO STOCK INCENTIVE PLAN. As stated above, the Board of Directors resolved on October 29, 2002 to propose to the Company's stockholders the adoption of the Amended and Restated Plan for purposes including the purpose of further aligning the interests of the Company's officers, employees and directors with the interests of the Company's stockholders. The following are some significant revisions to the Stock Incentive Plan that have been incorporated into the Amended and Restated Plan:

- PLAN AMENDMENTS. The Amended and Restated Plan provides that if any proposed amendment to the plan would (i) materially increase the benefits accruing to participants under the plan (such as the re-pricing of Options), (ii) materially increase the aggregate number of securities that may be issued under the plan or (iii) materially reduce the requirements as to eligibility for participation in the plan, then to the extent required by applicable law or deemed necessary or advisable by the Compensation Committee of the board, such amendment shall be subject to stockholder approval. Notwithstanding the foregoing, however, the requirement that any such amendments to the plan be presented to the Corporation's stockholders for approval shall not apply to such amendments as required by applicable law or to cause the plan to comply with generally accepted accounting principles or amendments to allow the plan to qualify for exemption under Rule 16b-3.

- COMPENSATION COMMITTEE. The Amended and Restated Plan clarifies that it is to be administered by the Company's Compensation Committee and that the Compensation Committee must be composed of only Independent Directors.

- STOCK AWARD LIMITS. The Amended and Restated Plan provides an aggregate limit on the number of shares of unrestricted Common Stock that may be awarded to the Company's officers, employees and directors (other than awards in lieu of cash compensation) of 5% of the total shares available for grant under the plan (the "5% Authorization"). Stock awards falling outside the 5% Authorization (other than awards in lieu of cash compensation) may be granted from the plan (i) pursuant to a stock award program or (ii) independently, provided, in either case, such awards are subject to a Vesting Period of a minimum of 3 years or such awards are subject to a Vesting Period of less than 3 years but at least 1 year if the restrictions on the award are performance-based.

- USE OF SHARES OF COMMON STOCK IN LIEU OF CASH ON OPTION EXERCISE. The Amended and Restated Plan allows a participant to utilize shares of the Common Stock to pay the exercise price on the exercise of an Option but requires that the shares so utilized must be "mature", i.e., held for 6 months or more or purchased on the open market.

- CORPORATE EVENTS. The Amended and Restated Plan provides that (i) in the event the Company is merged or consolidated with another corporation or entity, (ii) in the event all or substantially all of the Company's assets or Common Stock is acquired by another person or entity, (iii) in the event the Company is liquidated or reorganized or (iv) in the event the Company shall enter into a written agreement to undergo any of the foregoing, then in either of such events (a "Corporate Event"), the Company shall require the successor or parent thereof to assume all outstanding Options, Deferred Stock and all other outstanding awards under the plan (collectively, the "Awards"), provided, however, the Company or the Compensation Committee may, in lieu of requiring such assumption, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and then (x) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding Awards to a date at least ten days prior to the date of such Corporate Event and/or (y) provide that holders of Awards will receive a cash payment in respect of cancellation of their Awards based on the amount, if any, by which the per share consideration being paid for the Stock in connection with such Corporate Event exceeds the applicable exercise price.

- COMPENSATION COMMITTEE RELIANCE ON REPORTS AND INDEMNITY. The Amended and Restated Plan contains provisions providing that the members of the Compensation Committee may justifiably rely on reports of the Company's independent public accountant and upon other information supplied to the Compensation Committee in carrying out its duties to administer the plan. The Amended and Restated Plan also provides an indemnity to members of the Compensation Committee except for acts or omissions due to a member's fraud or willful bad faith.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of participation in the Amended and Restated Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to options and participants in the Amended and Restated Plan should consult their own tax advisers regarding their particular situation.

     No taxable income is realized by the optionee upon the grant or exercise of an Incentive Stock Option. If Common Stock is issued to an optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for federal income tax purposes.

     If the Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) the optionee's employer will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

     Subject to certain  exceptions  for  disability  or death,  if an Incentive
Stock Option is exercised more than three months following termination of employment, the exercise of the Option will generally be taxed as the exercise of a Non-Qualified Stock Option.

     In general, for purposes of the alternative minimum tax, the exercise of an Incentive Stock Option will be treated essentially as if it were the exercise of a Non-Qualified Stock Option. As a result, the rules of Section 83 of the Code relating to transfers of property, including restricted property, will apply in determining the optionee's alternative minimum taxable income. Consequently, an optionee exercising an Incentive Stock Option with respect to unrestricted Common Stock will have income, for purposes of determining the base for the application of the alternative minimum tax, in an amount equal to the spread between the option price for the shares and the fair market value of the shares on the date of exercise. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

     With respect to Non-Qualified Stock Options, (1) no income is realized by the optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

NEW PLAN BENEFITS UNDER THE AMENDED AND RESTATED PLAN

Name and Position                                          Dollar Value ($)      Number of Units
-------------------------------------------------------------------------------------------------
Charles B. Lebovitz, Chairman of the Board of                       (1)              (1)
   Directors and Chief Executive Officer

Stephen D. Lebovitz, Director, President and
   Secretary                                                        (1)              (1)

John N. Foy, Vice Chairman of the Board of
   Directors, Chief Financial Officer and                           (1)              (1)
   Treasurer

Eric P. Snyder, Senior Vice President and
   Director of Corporate Leasing                                    (1)              (1)

Augustus N. Stephas, Senior Vice President -
   Accounting and Controller                                        (1)              (1)

Executive Group                                                     (1)              (1)

Non-Executive Director Group                                        (2)             3,000

Non-Executive Officer Employee Group                                (1)              (1)

     (1) Because the Amended and Restated Plan is a discretionary plan, it is not possible to determine what awards the Compensation Committee will grant under the Amended and Restated Stock Incentive Plan.

     (2) Each of the Company's six non-employee directors receives an annual option grant of 500 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. Because the dollar value of the options depends upon the market value of the Common Stock which fluctuates, the dollar value of the options cannot be determined at this time.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2002

     The following table sets forth information as to the Company's equity compensation plans as of the end of the Company's 2002 fiscal year:

                                            (a)                          (b)                          (c)
                                                                                             Number of securities
                                                                                            remaining available for
                                Number of securities to be    Weighted-average exercise      future issuance under
                                  issued upon exercise of       price of outstanding       equity compensation plans
                                 the outstanding options,       options, warrants and        (excluding securities
        Plan Category               warrants and rights                rights              reflected in column (a))
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity Compensation Plans                2,533,417                    $25.51(1)                    1,133,053
approved by security holders

Equity Compensation Plans not              None                          N/A                          N/A
approved by security holders

(1) The weighted-average calculation does not reflect 80,576 shares reserved for issuance under deferred compensation arrangements. See above under "Description of the Amended and Restated Plan - Deferred Compensation Arrangements" for a description of the terms and provisions of deferred compensation arrangements.

     The Board of Directors believes that it is important to have stock and stock-based awards available in order to retain, attract and motivate high quality personnel who are likely to contribute to the long-term success of the Company. Accordingly, the Board of Directors believes that the adoption of the Amended and Restated Plan is in the best interests of the Company and its stockholders. The Board of Directors recommends that the stockholders approve the adoption of the Amended and Restated Plan.

VOTES NECESSARY TO APPROVE THE PROPOSAL

     The adoption of the Amended and Restated Plan must be approved by a majority of the shares of Common Stock present or represented at the Annual Meeting.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                 "FOR" APPROVAL OF THE ADOPTION OF THE PROPOSED
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN

                        RATIFICATION OF THE SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS


     The firm of Deloitte & Touche LLP ("Deloitte & Touche") has served as the auditors for the Company since May 7, 2002, and the Audit Committee has recommended, subject to ratification by the stockholders, that Deloitte & Touche serve as the Company's independent public accountants for the fiscal year ended December 31, 2003.

     On May 7, 2002, the Company's Board of Directors dismissed its independent auditors, Arthur Andersen LLP ("Andersen") in view of then-recent developments relating to Andersen, and engaged Deloitte & Touche to serve as the Company's independent public accountants and to audit the Company's financial statements for the fiscal year ending December 31, 2002. Additionally, the Company engaged Deloitte & Touche to re-audit the Company's financial statements for the fiscal years ending December 31, 2000 and 2001.

     Andersen's reports on the Company's consolidated financial statements for fiscal years ended December 31, 2000 and December 31, 2001 and Deloitte & Touche's reports in connection with the re-audit of those same financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The Deloitte & Touche re-audit did not result in any change to the Company's previously published consolidated financial statements other than normal reclassifications and reclassifications required by new accounting standards.

     During the two fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period through May 7, 2002, there were (i) no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years, and (ii) no reportable events, as listed in
Item 304(a)(1)(v) of SEC Regulation S-K promulgated under the Exchange Act.

     The Company has provided Andersen and Deloitte & Touche with a copy of the foregoing disclosures.

     During the two fiscal years ended December 31, 2001 and December 31, 2000, the Company did not consult Deloitte & Touche with respect to any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

AUDIT FEES

     Audit Fees billed by Deloitte & Touche for the fiscal period ended December 31, 2002 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q during such year totaled $382,000. Additionally, in the period ended December 31, 2002, the Company incurred $325,000 in Audit Fees to Deloitte & Touche in connection with the re-audit of the Company's consolidated financial statements for 2000 and 2001.

     Audit Fees billed by Andersen for review of the financial statements included in the Company's quarterly reports on Form 10-Q for the first quarter of the Company's 2002 fiscal year totaled $62,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Deloitte & Touche or Andersen to provide advice to the Company regarding financial information systems design and implementation during the Company's 2002 fiscal year.

ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche for other services rendered to the Company during the Company's 2002 fiscal year totaled $374,460 and were primarily for tax services.

     The Board of Directors, in concurrence with the Audit Committee, proposes and recommends that the stockholders ratify the selection of Deloitte & Touche to serve as the independent public accountants for the Company's fiscal year ending December 31, 2003. Unless otherwise directed by the stockholders, proxies will be voted for approval of the selection of Deloitte & Touche to serve as the Corporation's independent public accountants for the 2003 fiscal year.

VOTES NECESSARY TO APPROVE THE PROPOSAL

     The ratification of the selection of Deloitte & Touche as the Corporation's independent public accountants for the 2003 fiscal year must be approved by a majority of the shares of Common Stock present or represented at the Annual Meeting.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                      THE RATIFICATION OF THE SELECTION OF
                     DELOITTE & TOUCHE LLP AS THE COMPANY'S
                     INDEPENDENT PUBLIC ACCOUNTANTS FOR 2003

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     In accordance with the rules established by the SEC, stockholder proposals to be included in the Company's proxy statement with respect to the 2004 Annual Meeting of Stockholders must be received by the Company at its executive offices located at 2030 Hamilton Place Blvd., Suite 500, CBL Center, Chattanooga, Tennessee 37421-6000 no later than November 19, 2003.

     In addition, the Company's Bylaws provide that any stockholder of record desiring to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the prior year's annual meeting (the "Anniversary Date"); provided, however, that stockholders will have additional time to deliver the required notice in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the Anniversary Date.

                      OTHER BUSINESS OF THE MEETING

     Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which the management is not now aware may come before the meeting or any adjournment, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

                      By Order of the Board of Directors


                      /s/ Stephen D. Lebovitz


                      STEPHEN D. LEBOVITZ
                      Secretary


Chattanooga, Tennessee
March 18, 2003


     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT UPON WRITTEN REQUEST TO INVESTOR RELATIONS, CBL & ASSOCIATES PROPERTIES, INC., 2030 HAMILTON PLACE BLVD., SUITE 500, CBL CENTER, CHATTANOOGA, TENNESSEE 37421-6000.

                                                                   EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        CBL & ASSOCIATES PROPERTIES, INC.

     1. The name of the corporation (which is hereinafter referred to as the "Corporation") is CBL & Associates Properties, Inc.

     2. The Amended and Restated Certificate of Incorporation of the Corporation, dated November 2, 1993, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated May 2, 1996, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated January 31, 2001, as supplemented by the Certificate of Designation, dated June 25, 1998, the Certificate of Designation, dated April 30, 1999, the Certificate of Designation, dated June 11, 2002, and the Certificate of Decrease, dated June 25, 2002 (the "Amended and Restated Certificate of Incorporation") shall be further amended as provided below.

     3. This Certificate of Amendment has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103 and 242 of the General Corporation Law of the state of Delaware.

     4. The text of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended as follows:

ARTICLE IV

     Section A of Article IV is hereby deleted in its entirety and in its place is inserted the following as Section A of Article IV:

A. Classes and Number of Shares.

       The total number of shares of all classes of Equity Stock that the Corporation shall have authority to issue is One Hundred and Ten Million (110,000,000) shares, consisting of (i) Fifteen Million (15,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and (ii) Ninety-Five Million (95,000,000) shares of common stock, par value $.01 per share (the "Common Stock").

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chairman of the Board and Chief Executive Officer and attested to by its Secretary this ____ day of ___________, 2003. CBL & ASSOCIATES PROPERTIES, INC.


                      BY: _________________________________
                           Charles B. Lebovitz
                           Chairman of the Board
                           and Chief Executive Officer


Attest:  _________________________
         Stephen D. Lebovitz
         Secretary

                               [WHITE CARD STOCK]

CBL & ASSOCIATES PROPERTIES, INC.                                     PROXY

                        ANNUAL MEETING OF STOCKHOLDERS OF
                        CBL & ASSOCIATES PROPERTIES, INC.
                                 ON MAY 5, 2003

             This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints CHARLES B. LEBOVITZ and STEPHEN D. LEBOVITZ and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders to be held on May 5, 2003, at 4:00 p.m., local time, at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1. TO RE-ELECT THREE DIRECTORS TO SERVE FOR THREE YEARS AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.
    __                                          __
   |__|    FOR THE NOMINEES LISTED BELOW       |__|       WITHHOLD AUTHORITY
          to vote for the nominees listed below


     (INSTRUCTION: To withhold authority to vote for the nominee strike a line through the nominee's name below:)

       John N. Foy      Martin J. Cleary        William J. Poorvu


2. TO APPROVE AN AMENDMENT TO THE CBL & ASSOCIATES PROPERTIES, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S PREFERRED STOCK FROM 5,000,000 TO 15,000,000.

     __                      __                            __
    |__|       FOR          |__|        AGAINST           |__|        ABSTAIN


3. TO APPROVE AN ADOPTION OF AN AMENDED AND RESTATED STOCK INCENTIVE PLAN FOR THE COMPANY.

     __                      __                            __
    |__|       FOR          |__|        AGAINST           |__|        ABSTAIN

4. TO RATIFY THE SELECTION OF DELOITTE & TOUCHE, LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY'S FISCAL YEAR ENDING DECEMBER 31, 2003.

     __                      __                            __
    |__|       FOR          |__|        AGAINST           |__|        ABSTAIN





Dated:  ___________________, 2003     ----------------------------------------
                                                   Signature


                                      ----------------------------------------
                                              Signature if held jointly

     NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.


IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                              [YELLOW CARD STOCK]

CBL & ASSOCIATES PROPERTIES, INC.                           PROXY-PREFERRED B

                        ANNUAL MEETING OF STOCKHOLDERS OF
                        CBL & ASSOCIATES PROPERTIES, INC.
                                 ON MAY 5, 2003

            This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints CHARLES B. LEBOVITZ and STEPHEN D. LEBOVITZ and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders to be held on May 5, 2003, at 4:00 p.m., local time, at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.




1. TO APPROVE AN AMENDMENT TO THE CBL & ASSOCIATES PROPERTIES, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S PREFERRED STOCK FROM 5,000,000 TO 15,000,000.

     __                      __                            __
    |__|       FOR          |__|        AGAINST           |__|        ABSTAIN








Dated:  ___________________, 2003     ----------------------------------------
                                                   Signature


                                      ----------------------------------------
                                              Signature if held jointly

     NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                               [GREEN CARD STOCK]

CBL & ASSOCIATES PROPERTIES, INC.                       PROXY-PREFERRED A

                        ANNUAL MEETING OF STOCKHOLDERS OF
                        CBL & ASSOCIATES PROPERTIES, INC.
                                 ON MAY 5, 2003

        This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints CHARLES B. LEBOVITZ and STEPHEN D. LEBOVITZ and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders to be held on May 5, 2003, at 4:00 p.m., local time, at The Chattanoogan, 1201 South Broad Street, Chattanooga, Tennessee or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.




1. TO APPROVE AN AMENDMENT TO THE CBL & ASSOCIATES PROPERTIES, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S PREFERRED STOCK FROM 5,000,000 TO 15,000,000.


     __                      __                            __
    |__|       FOR          |__|        AGAINST           |__|        ABSTAIN







Dated:  ___________________, 2003     ----------------------------------------
                                                   Signature


                                      ----------------------------------------
                                              Signature if held jointly


     NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.


IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                                    APPENDIX





                              AMENDED AND RESTATED
                        CBL & ASSOCIATES PROPERTIES, INC.
                              STOCK INCENTIVE PLAN

                              AMENDED AND RESTATED
                        CBL & ASSOCIATES PROPERTIES, INC.
                              STOCK INCENTIVE PLAN


     WHEREAS,  the CBL & Associates  Properties,  Inc. 1993 Stock Incentive Plan
was  adopted  by  the  Company  on  October  27,  1993  (the  "Initial   Plan");
------------

     WHEREAS, the Initial Plan has been amended by Amendment No. 1 on May 1, 1996, Amendment No. 2 on May 3, 2000 and by Amendment No. 3 on May 7, 2002;

     WHEREAS, the Initial Plan, as amended, is scheduled to terminate on October 27, 2003;

     WHEREAS, the Awards granted under the Initial Plan, as amended, and the status of the Initial Plan, as amended, were, as follows as of March 10, 2003 (the record date for stockholders voting on the adoption of the Plan, as defined below):


     Stock Awards  (fully  vested on grant or
         fully vested as of March 10, 2003)                     [301,336]
     Deferred  Stock Awards  (subject to  vesting/issuance
         following March 10, 2003)                              [205,534]
     Outstanding  Employee Stock Options (vested and
     non-vested  unexercised  stock options  granted
         to employees prior to March 10, 2003)                [2,510,377]
     Non-Employee  Directors Shares                               [3,000]
     Outstanding Non-Employee  Directors Stock Options           [20,000]
     Shares Available For Awards                              [1,109,461]


     WHEREAS, the Board of Directors of the Company has recommended to the Company's stockholders that the Initial Plan, as amended, be amended and restated on the terms set forth herein as the Amended and Restated CBL & Associates Properties, Inc. Stock Incentive Plan (herein, the "Plan"), and has submitted such recommendation to the Company's stockholders for vote of the stockholders on May 5, 2003.

     Pursuant to the recommendation of the Board of Directors of the Company and subject to the approval of the Company's stockholders on May 5, 2003, the Initial Plan, as amended, is hereby amended and restated in its entirety on the terms and provisions set forth below. Notwithstanding the preceding sentence, the terms and provisions of Pre-Amendment Awards, as defined below, shall continue in force as such terms and provisions existed on the date such Pre-Amendment Awards were made.

     Effective Date - provided the Company's stockholders have approved this Plan, the effective date of this Plan shall be May 5, 2003, the date the Plan was submitted to the Company's stockholders for vote.

     Expiration Date - the expiration date of this Plan, after which no Awards may be granted hereunder, shall be May 5, 2013; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

SECTION 1. Purpose; Definitions.

     Purpose. The purpose of the Plan is to give the Company a significant advantage in attracting, retaining and motivating officers, employees and directors of the Company and to provide the Company and is Subsidiaries with the ability to provide incentives more directly linked to the long term profitability of the Company's businesses and increases in stockholder value thereby strengthening the commitment of the Company's officers, employees and directors to the welfare of the Company and promoting an identity of interest between stockholders and the Company's officers, employees and directors.

Definitions. For purposes of the Plan, the following terms are defined as set forth below:

                  "Affiliate" means CBL & Associates Management, Inc., and any other corporation or other entity in which the Company has a substantial direct or indirect ownership interest, and designated by the Compensation Committee as such.

                  "Award" means awards/grants of Stock Option(s), unrestricted Stock, Restricted Stock, Non-Employee Director Share(s), Non-Employee Director Stock Option(s) and/or any other stock based awards described in Section 7 below that is made pursuant to the terms of this Plan.

                  "Board" means the Board of Directors of the Company.

                  "Cause" has the meaning set forth in Section 5(a)(ix) below.

                  "Change in Control" shall mean the happening of any of the following events:

     (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common Stock of the Company (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,
(II) any acquisition by the Company, or members of the Company's management, or any combination thereof, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (IV) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

     (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for the purposes of this definition, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
     Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

     (iii) The approval by the stockholders of the Company of a Corporate Event as defined in Section 8(a) below; excluding, however, such a Corporate Event pursuant to which

                                    (A) all or substantially all of the
     individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Event will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Event (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Event, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be;

                                    (B) no Person (other than the Company, any
     employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Event) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Event or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Event; and

                                    (C) individuals who were members of the
     Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Event; or

     (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                     "Commission" means the Securities and Exchange Commission or any successor agency.

                     "Common Stock" means common stock, par value $0.01 per Share, of the Company.

                     "Company" means CBL & Associates Properties, Inc., Delaware corporation.

                     "Compensation Committee" means the Compensation Committee referred to in Section 2 below.

                     "Corporate Event" shall have the meaning ascribed to that term in Section 8(a) below.

                     "Date of Grant" means the date on which the granting of an Award is authorized or such other date as may be set forth in such authorization.

                  "Disability" means permanent and total disability as determined under procedures established by the Compensation Committee for purposes of the Plan.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

                  "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock the Fair Market Value of the Common Stock shall be determined by the Compensation Committee in good faith.

                  "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                  "Mature Stock" shall have the meaning ascribed to that term in
Section 5(a)(iv) below.

                  "Non-Employee Director Share" means a share of Common Stock granted to Non-Employee Directors as set forth in Section 13 below.

                  "Non-Employee Director Stock Option" means a Stock Option granted to Non-Employee Directors as set forth in Section 13 below.

                  "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                  "Participant" shall mean any recipient of an Award under this Plan.

                  "Plan" means the Amended and Restated CBL & Associates Properties, Inc. Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

                  "Pre-Amendment Awards" means collectively the Deferred Stock Awards set forth in the 4th Whereas clause above, the Outstanding Employee Stock Options set forth in the 4th Whereas clause above, the Non-Employee Director Shares set forth in the 4th Whereas clause above and the Outstanding Non-Employee Director Stock Options set forth in the 4th Whereas clause above.

                  "Restricted Stock" means an Award granted under Section 6 below.

                  "Retirement" means retirement from active employment under a pension plan of the Company, any Subsidiary or Affiliate, or under an employment contract with any of them, or termination of employment at or after age 65 under circumstances which the Compensation Committee, in its sole discretion, deems equivalent to retirement.

                  "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

                  "Stock Award(s)" means any award of Common Stock of the Company, whether such award is in the form of Restricted Stock or Stock that is unrestricted.

                  "Stock Option" or "Option" means an option granted under
Section 5(a) below.

                  "Subsidiary" means a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

                  "Termination of Employment" means the termination of the Participant's employment with the Company or any Subsidiary or Affiliate. A Participant employed by a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary or Affiliate.

                  In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


SECTION 2.  Administration.

                  The Plan shall be administered by the Compensation Committee of the Board as such is presently situated on the Effective Date and as it shall be constituted after the Effective Date throughout the term of this Plan (the "Compensation Committee"). The Compensation Committee is required to be comprised of Independent Directors, as defined by the Board and/or applicable law. If at any time no Compensation Committee shall be in office, the functions of the Compensation Committee specified in the Plan shall be exercised by the Board or by such other committee of the Board; provided any such other committee that shall be charged with the responsibility of exercising the functions of the Compensation Committee hereunder in the absence of the Compensation Committee shall be comprised of not less than two Persons who shall meet the definition of "Independent Director" as set forth above.

                  Subject to Section 14 hereof, the Compensation Committee shall have primary authority to grant Awards pursuant to the terms of the Plan to officers, employees and directors of the Company and its Subsidiaries and Affiliates.

                  Among other things, the Compensation Committee shall have the authority, subject to the terms of the Plan:

                  (a) to select the officers, employees and directors to whom Awards may from time to time be granted; provided that awards to non-employee directors shall be made only in accordance with Section 13 below;

                  (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock or any combination thereof are to be granted hereunder;

                  (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

                  (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, subject to Section 5(a) below, the option price, any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Compensation Committee shall determine);

                  (e) to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to performance goals and measurements applicable to performance-based Awards pursuant to the terms of the Plan;

                  (f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

                  (g) to determine under what circumstances a Stock Option may be settled in cash or Common Stock under Section 5(a)(iv) below.

                  The Compensation Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

                  The Compensation Committee may act with respect to the Plan only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Compensation Committee.

                  Any determination made by the Compensation Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Compensation Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Compensation Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants subject to Plan provisions, including but not limited to Section 14 below.

SECTION 3.  Common Stock Subject to Plan.

                  (a) Number of Shares of Common Stock Available. Subject to adjustment as provided herein, the total number of shares of Common Stock available for distribution pursuant to Awards under the Plan shall be 5,200,000 shares of Common Stock, and the maximum number of shares of Common Stock with respect to which Options may be granted to any Plan Participant during any calendar year shall not exceed 100,000. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

                  (b) Adjustments. Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards under the Plan, the number of shares of Stock subject to outstanding Awards and the maximum number of shares of Stock with respect to which any one person may be granted Options or stock appreciation rights during any year may be subject to adjustment or substitution, as determined by the Company or the Compensation Committee, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Company or the Compensation Committee to be equitable:

                  (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award; or

                  (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan; or

                  (iii) for any other reason which the Company or the Compensation Committee determines otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

                  Any adjustment to Incentive Stock Options under this Section 3(b) shall take into account that adjustments which constitute a "modification" within the meaning of Section 424(h)(3) of the Code may have an adverse tax impact on such Incentive Stock Options and the Compensation Committee may, in its sole discretion, provide for a different adjustment or no adjustment in order to preserve the tax effects of Incentive Stock Options. Unless otherwise determined by the Company or the Compensation Committee, any adjustments or substitutions under this Section 3(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act and any such adjustments or substitutions shall be subject to the provisions of this Plan including, but not limited to Section 9 and Section 14 below. Further, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall, unless otherwise determined by the Company or the Compensation Committee, be made only to the extent that the Company or the Compensation Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

SECTION 4.  Eligibility.

                  Officers, employees and directors of the Company, its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its Subsidiaries and Affiliates are eligible to be granted Awards under the Plan. Except as expressly authorized by Section 13 of the Plan, however, no grant shall be made to a director who is not an officer or a salaried employee of the Company, its Subsidiaries and/or Affiliates.

SECTION 5.  Stock Options; Stock Awards.

                  (a) Stock Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types:
Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Compensation Committee may from time to time approve.

                  The Compensation Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options. Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries and Affiliates. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

                  Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Compensation Committee by resolution selects an individual to be a Participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a Participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the Participant. Such agreement or agreements shall become effective upon execution by the Participant.

                  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

                  Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Compensation Committee shall deem desirable:

                  (i) Option Price. The option price per share of Common Stock purchasable under a Stock Option (A) shall be determined by the Compensation Committee and set forth in the option agreement, (B) shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the Date of Grant and (C) in the case of an Incentive Stock Option granted to an optionee who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any subsidiary of the Company, shall not be less than 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the Date of Grant.

                  (ii) Option Term. The term of each Stock Option shall be fixed by the Compensation Committee, but (A) no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted and (B) no Incentive Stock Option granted to an optionee who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary shall be exercisable more than five years after the date the Stock Option is granted.

                  (iii) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Compensation Committee. If the Compensation Committee provides that any Stock Option is exercisable only in installments, the Compensation Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Compensation Committee may determine. In addition, the Compensation Committee may at any time, in whole or in part, accelerate the exercisability of any Stock Option.

         Notwithstanding any other provision hereof, the aggregate Fair Market Value, determined on the date of award, of Common Stock with respect to which Incentive Stock Options are exercisable by an optionee for the first time during any calendar year under all stock option plans of the Company and any Subsidiary of the Company shall not exceed $100,000.

                  (iv) Method of Exercise. Subject to the provisions of this
Section 5(a), Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

                  The option price of Common Stock to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check, or such other instrument as the Company may accept) or, if and to the extent set forth in the option agreement, may also be paid by one or more of the following: (A) in the case of the exercise of a Non-Qualified Stock Option, in the form of unrestricted Common Stock already owned by the optionee that meets the definition of "Mature Stock", as defined below, based in any such instance on the Fair Market Value of the Common Stock on the date the Stock Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock may be authorized only at the time the Stock Option is granted; (B) by requesting the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the Stock Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price for all of the shares of Common Stock subject to such exercise; or (C) by a combination thereof, in each case in the manner provided in the option agreement.

                  As noted above, the option price may be paid in shares of Common Stock owned by the optionee upon the exercise of a Stock Option provided the shares of Common Stock so utilized meet the definition of "Mature Stock". For purposes hereof, the term "Mature Stock" shall mean (I) shares of unrestricted Common Stock that have been owned by the optionee for at least six
(6) consecutive months prior to the date of the exercise of the Stock Option wherein such shares at to be utilized to pay all or a portion of the Option Price; or (II) shares of unrestricted Common Stock that were purchased by the optionee in an open-market transaction prior to the exercise of the Stock Options wherein such shares are to be utilized to pay all or a portion of the Option Price.

                  In the discretion of the Compensation Committee and to the extent allowed under applicable law, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of funds to pay the purchase price.

                  (v) Transferability of Stock Options. No Stock Option shall be transferable by the optionee other than (A) by will or by the laws of descent and distribution or (B) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) or (C) by a gift to a "family member", as herein defined. All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee or by an alternate payee pursuant to such qualified domestic relations order or by the "family member" who is the donee of a gift, it being understood that the terms "holder" and "optionee" include the guardian, legal representative or family member donee of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or pursuant to a gift to a "family member". For purposes of this Plan, the term "family member" as relates to the optionee means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, including adoptive relationships, any person sharing the optionee's household (other than a tenant or employee), a trust in which these persons (or the optionee) control the management of the assets and any other entity in which these persons (or the optionee) own more than fifty percent of the voting interests. No Stock Option may be transferred for value except for (I) transfers under a qualified domestic relations order in settlement of marital property rights; and (II) a transfer to an entity in which more than fifty percent of the voting interests are owned by "family members" (or the optionee) in exchange for an interest in that entity. Notwithstanding the above definition of "family member" and prohibitions on transfers and exceptions thereto, the definition of "family member" and the prohibitions and exceptions to transfers shall be subject to the definitions thereof and restrictions set forth on Form S-8 Registration Statement Under the Securities Act of 1933 as such definitions and restrictions shall be revised, amended or replaced from time to time.

                  (vi) Termination by Death. If an optionee's employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Compensation Committee may determine, for a period of one year (or such other period as the Compensation Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment due to death, if an Incentive Stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (vii) Termination by Reason of Disability. If an optionee's employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Compensation Committee may determine, for a period of three years (or such shorter period as the Compensation Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (viii) Termination by Reason of Retirement. If an optionee's employment terminates by reason of Retirement, any Non-Qualified Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Compensation Committee may determine, for a period of three years (or such shorter period as the Compensation Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Non-Qualified Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year (or such shorter) period, any unexercised Non-Qualified Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year-from the date of such death or until the expiration of the stated term of such Non-Qualified Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, an Incentive Stock Option may be exercised by the optionee to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Compensation Committee may determine, only within a period of three months thereafter or prior to the expiration of the stated term of such Incentive Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-month period, any unexercised Incentive Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Incentive Stock Option, whichever period is the shorter.

                  (ix) Other Termination. Unless otherwise determined by the Compensation Committee, if there occurs a Termination of Employment for any reason other than death, Disability, Retirement or Cause, any Stock Option held by such optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Compensation Committee may determine, may, if such Termination of Employment is without Cause, be exercised for the lesser of (A) in the case of a Non-Qualified Stock Option, one year from the date of such Termination of Employment or the balance of such Stock Option's term and (B) in the case of an Incentive Stock Option, three months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such one-year or three-month period, any unexercised Stock Option held by such optionee shall notwithstanding the expiration of such one-year or three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment for Cause, any unexercised Stock Option held by such optionee shall expire immediately upon the giving to the optionee of notice of such Termination of Employment. Unless otherwise determined by the Compensation Committee, for the purposes of the Plan, "Cause" shall mean (I) the conviction of the optionee for a felony under Federal law or the law of the state in action occurred, (II) dishonesty in the course of the optionee's employment duties or (III) willful and failure on the part of the optionee to perform his duties in any material respect.

                  (x) Cashing Out of Stock Option. On receipt of written notice of exercise and subject to confirmation of applicable accounting implications, the Compensation Committee may elect to cash out all or any part of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash out.

                  (xi) Corporate Event Cash Out. The provisions of Section 8 below shall be applicable in the event of a Corporate Event as defined therein.

         (b) Stock Awards. Subject to the terms of this Plan, the Compensation Committee may grant Awards to individuals in the form of shares of Common Stock of the Company and may place restrictions on such Awards as set forth in Section 6 below or may grant such shares of Common Stock without restrictions.

SECTION 6.  Restricted Stock.

                  (a) Administration. Restricted Stock may be awarded either alone, in addition to or in tandem with other Awards granted under the Plan. The Compensation Committee shall determine the eligible persons to whom and the time or times at which Restricted Stock shall be awarded, the number of shares of Restricted Stock to be awarded, the number of shares of Restricted Stock to be awarded to any person, the duration of the period (the "Restrictions Period") during which, and the conditions under which receipt of the Common Stock will be Restricted, and the other terms and conditions of the Award in addition to those set forth in Section 6(b).

                  The Compensation Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Compensation Committee shall determine, in its sole discretion.

                  The provisions of Restricted Stock awards need not be the same with respect to each recipient.

                  (b) Terms and Conditions. The shares of Restricted Stock awarded pursuant to this Section 6 may, in the sole discretion of the Compensation Committee, be subject to any of the following terms and conditions:

                           (i) Subject to the provisions of this Plan and the
Award agreement referred to in
Section 6(b)(v) below, Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restrictions Period and a legend evidencing such restrictions shall, at the request of the Company or the Compensation Committee and upon such language as the Company or the Compensation Committee shall require, be inserted on any stock certificate evidencing shares received under a Restricted Stock Award. At the expiration of the Restrictions Period if such Participant has previously received stock certificates with the above-referenced legend thereon with respect to the referenced Restricted Stock Award, certificates for shares of Common Stock without such legend shall, within a reasonable time following the request of the Participant or his or her legal representative, be delivered to the Participant or his or her legal representative, by the Company's transfer agent in a number equal to the shares represented by the stock certificates previously received by such Participant with respect to the referenced Restricted Stock Award. If the Participant has not received certificates representing his or her Restricted Stock Award by the end of the Restrictions Period, the Company shall, within a reasonable time following the request of the Participant or his or her legal representative, cause the Company's transfer agent to deliver to the Participant or his or her legal representative stock certificates, without the above-referenced legend appearing thereon, in a number equal to the number of shares with respect to the referenced Restricted Stock Award.

                           (ii) Unless otherwise determined by the Compensation Committee at grant, amounts equal to any dividends declared during the
Restrictions Period with respect to the number of shares covered by a Restricted Stock Award will be paid to the Participant currently, or deferred and deemed to be reinvested in additional Restricted Stock, or otherwise reinvested, all as determined at or after the time of the Award by the Compensation Committee or, if the Compensation Committee determines to allow the Participant to make the election, at the election of the Participant.

                           (iii) Subject to the provisions of the Award
     agreement and this Section 6, upon termination of a Participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restrictions Period for a given Award, the Restricted Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Compensation Committee at grant.

                           (iv) The Compensation Committee may, at or after
grant, accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of such Award.

                           (v) Each Restricted Stock Award shall be confirmed
by, and subject to the terms of, a Restricted Stock agreement executed by the Company and the Participant.

                  (c) Limitations and Additional Restrictions Applicable to Restricted Stock Awards. Notwithstanding the provisions of this Section 6, any awards of Restricted Stock under this Plan shall be subject to the provisions of
Section 14 below.


SECTION 7.        Other Stock-Based Awards


         Subject to all other applicable provisions of this Plan, including but not limited to the provisions of Section 9 and Section 14 below, the Compensation Committee may grant any other cash, stock or stock-related Awards to any eligible individual under this Plan that the Compensation Committee deems appropriate, including, but not limited to, stock appreciation rights, limited stock appreciation rights, phantom stock Awards, the bargain purchase of Stock and Stock bonuses. Any such benefits and any related agreements shall contain such terms and conditions as the Compensation Committee deems appropriate including, but not limited to the right to settle any stock appreciation right by use of Common Stock. Such Awards and agreements need not be identical. The Compensation Committee may provide a stock option deferral program or similar types of plans designed to provide further deferral of taxable income to Participants including the use of unfunded deferred compensation arrangements that may provide for future payments to Participants in the form of Common Stock or cash provided such programs or plans do not include re-pricing of Stock Options, and such programs or plans shall be subject to the provisions of this Plan, including but not limited to the provisions of Section 9 and Section 14 below. With respect to any benefit under which shares of Stock are or may in the future be issued for consideration other than prior services, the amount of such consideration shall not be less than the amount (such as the par value of such shares) required to be received by the Company in order to comply with applicable state law.


SECTION 8.  Changes in Company's Capital Structure.

         (a) Corporate Events. Notwithstanding the above, in the event of any of the following:

                  (i) The Company is merged or consolidated with another corporation or entity;

                  (ii) All or substantially all of the assets of the Company or the Common Stock are acquired by another person or entity;

                  (iii) The reorganization or liquidation of the Company; or

                  (iv) The Company shall enter into a written agreement to undergo an event described in clauses (i), (ii) or (iii) above,

(each (i), (ii), (iii) and (iv) above, a "Corporate Event") then, the Company shall require the successor corporation or parent thereof to assume such outstanding Awards; provided, however, the Company or the Compensation Committee may, in lieu of requiring such assumption, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and (x) accelerate the exercisability of, or cause all vesting restrictions to lapse on, all outstanding Awards to a date at least ten days prior to the date of such Corporate Event and/or (y) provide that holders of Awards will receive a cash payment in respect of cancellation of their Awards based on the amount (if any) by which the per share consideration being paid for the Stock in connection with such Corporate Event exceeds the applicable exercise price.

         For purposes of this Section 8, an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Event, each holder of an Award would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time; provided, that if such consideration received in the transaction is not solely equity securities of the successor entity, the Company or the Compensation Committee may, with the consent of the successor entity, provide for the consideration to be received upon exercise of the Award to be solely equity securities of the successor entity equal to the Fair Market Value of the per share consideration received by holders of Stock in the Corporate Event.

         (b) Effect of Change in Control. Except to the extent reflected in a particular Award agreement or as determined by the Company or the Compensation Committee, in the event of a Change in Control, notwithstanding any vesting schedule with respect to an Award of Options or Restricted Stock, such Option shall become immediately exercisable with respect to 100% of the shares subject to such Option, and the Restrictions Period shall expire immediately with respect to 100% of such shares of Restricted Stock. In the event of a Change in Control, all other Awards shall become fully vested and or payable to the fullest extent of any Award or portion thereof that has not then expired and any restrictions with respect thereto shall expire. The Company and the Compensation Committee shall have full authority and discretion to interpret this Section 8(b) and to implement any course of action with respect to any Award so as to satisfy the intent of this provision. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.


SECTION 9. Term, Amendment and Termination.

                  The Plan will terminate on May 5, 2013. Under the Plan, Awards outstanding as of May 5, 2013 shall not be affected or impaired by the termination of the Plan.

                  The Board may not amend, alter or discontinue the Plan or an Award in such manner so as to impair the rights of an optionee under a Stock Option or a recipient of a Restricted Stock Award theretofore granted without the optionee's or recipient's consent except such an amendment made to cause the

Award to qualify for the exemption provided by Rule 16b-3. If any proposed amendment to the Plan would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the aggregate number of securities that may be issued under the Plan or (iii) materially reduce the requirements as to eligibility for participation in the Plan, then to the extent required by applicable law or deemed necessary or advisable by the Compensation Committee, such amendment shall be presented to the Company's stockholders for approval. Notwithstanding the foregoing, however, the requirement that any such amendments to the Plan be presented to the Company's stockholders for approval shall not apply to such amendments as required by applicable law or to cause the Plan to comply with generally accepted accounting principles.

                  Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval. Notwithstanding the above provisions, any changes or adjustments as described in
Section 3(b) above may be made without stockholder approval.

SECTION 10.  Unfunded Status of Plan.

                  It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Compensation Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Compensation Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

SECTION 11.  General Provisions.

                  (a) Additional Provisions of an Award. The Compensation Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Compensation Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal or state securities law, and the Compensation Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (b) Privileges of Stock Ownership. Except as otherwise provided in this Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares shall have been issued to such person.

                  (c) Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

                  (d) No Restriction on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

                  (e) No Employment Right or Claim. The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time. No individual shall have any claim or right to be granted an Award under the Plan, or, having been selected for the grant of an Award, to be selected for the grant of any other Award.

                  (f) Tax Withholding. No later than the date as of which an amount first becomes subject to being included in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If so determined by the Compensation Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Compensation Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Common Stock.

                  (g) Payments to Persons Other Than Participants. If any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Compensation Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Compensation Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

                  (h) No Liability of Compensation Committee Members. No member of the Compensation Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Compensation Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Compensation Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                  (i) Reliance on Reports. Each member of the Compensation Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

                  (j) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

                  (k) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

                  (l) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

                  (m) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                  (n) Termination of Employment. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or vice versa shall not be deemed to have terminated employment or service with the Company or a Subsidiary.

                  (o) Other Procedures.The Compensation Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

                  (p) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 12.  Effective Date of Plan.

                  Provided the Plan is approved by the Company's stockholders, the Plan shall be effective on May 5, 2003, the date the Plan was submitted to the Company's stockholders for vote.

SECTION 13.  Non-Employee Director Stock Options and Non-Employee Director
      Shares.

                  (a) Each director of the Company who is not otherwise an employee of the Company or any Subsidiary or Affiliate from and after the effective date of the Plan (a "Non-Employee Director") shall, on each December 31 during such Non-Employee Director's term, automatically be granted Non-Qualified Stock Options to purchase 500 shares of Common Stock having an exercise price per share equal to 100% of the Fair Market value of the Common Stock at the Date of Grant of such Non-Qualified Stock Option. Each such Non-Employee Director, upon joining the Board, shall also be awarded 500 shares of Common Stock ("Non-Employee Director Shares"). Non-Employee Director Shares shall be fully vested upon grant, but may not be sold, pledged, or otherwise transferred in any manner during a Non-Employee Director's term and for one year thereafter. The Compensation Committee may require that such shares- bear an appropriate legend evidencing such transfer restrictions.

                  (b) An automatic Non-Employee Director Stock Option shall be granted hereunder only if as of each Date of Grant (or, in the case of any initial grant, from and after the effective date of the Plan) the Non-Employee Director (i) is not otherwise an employee of the Company or any Subsidiary or Affiliate, (ii) has not been an employee of the Company or any Subsidiary or Affiliate for any part of the preceding fiscal year and (iii) has served on the Board continuously since the commencement of his term.

                  (c) Each holder of a Stock Option granted pursuant to this
Section 13 shall also have the rights specified in Section 5(a).

                  (d) In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on such date, then all Non-Employee Directors entitled to a grant on such date shall share ratably in the number of options on shares available for grant under the Plan.

                  (e) Except as expressly provided in this Section 13, any Stock Option granted hereunder shall be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 5(a) hereof.

                  (f) Awards granted under this Section 13 shall be subject to any applicable restrictions set forth in Section 14(a) below.

SECTION 14.  Award Limitations.

                  (a) General Restriction. Any provision of this Plan to the contrary notwithstanding, in no event shall any Awards or Award of Non-Employee Director Shares be made, and in no event shall any option be granted or exercised, if the grant or exercise of such Award or Option, would result in a violation of the Common Stock ownership limits or any other requirements necessary for qualification of the Company as a "real estate investment trust" for federal income tax purposes. For purposes of the Plan, in determining whether such limits would be violated, Participants shall be deemed to own beneficially any shares of Common Stock subject to unexercised Options, whether or not vested. Any such Award or grant or exercise of Options, if made, shall be null and void and shall have no legal effect. In addition, the Plan and any Awards or Options granted hereunder shall be subject in all events to, and shall in no event violate (i) the "Ownership Limit" as set forth in the Company's Amended and Restated Certificate of Incorporation, (ii) the provisions of any applicable rule or regulation of the Securities and Exchange Commission, the New York Stock Exchange and/or such other exchange upon which the Company's stock may be traded or (iii) any provision of any federal or state law, rule or regulation.

                           (b) Restrictions on Stock Awards. Stock Awards
granted from the Plan must be
subject to the following guidelines:

(i) Stock Awards may be granted from the Plan in lieu of cash compensation; and

(ii) Except for Stock Awards falling within the 5% Authorization (defined below), Stock Awards that are granted from the Plan other than in lieu of cash compensation (A) pursuant to a stock award program or (B) independently, must provide for a vesting period of a minimum of three (3) years or may provide for a vesting period of less than three (3) years but at least one (1) year if the restrictions period placed upon the Stock Award is performance based.

Up to a maximum of Stock Awards equivalent to 5% of the total shares available for grant under the Plan as set forth in the first sentence of Section 3(a) above (the "5% Authorization"), Stock Awards may be granted to officers and employees of the Company other than in lieu of cash compensation and without the necessity of compliance with the vesting or performance based criteria set forth directly above.